Exhibit 2.1

MANAGEMENT INFORMATION CIRCULAR

Notice of Annual and Special Meeting of Shareholders

and

Management Information Circular and Proxy Statement

Meeting to be held at:

Calgary Petroleum Club

319- 5 Avenue SW

Calgary, Alberta T2P 0L5

Thursday, March 24, 2016

at 9:00 a.m. (Calgary time)

February 12, 2016

The deadline for the receipt of proxies for the Meeting is 9:00 a.m. (Calgary time) on Tuesday, March 22, 2016.

LETTER TO SHAREHOLDERS

February 12, 2016

Dear Shareholder:

Perpetual Energy Inc. is pleased to invite you to the annual and special meeting of shareholders on Thursday, March 24, 2016 at 9:00 a.m. (Mountain Daylight Time) (the “Meeting”). The meeting will be held at the Calgary Petroleum Club, 319 – 5th Avenue S.W., Calgary, Alberta.

Attending the Meeting is your opportunity to meet our board of directors and management team, learn more about our performance in 2015, the current state of our industry and our top strategic priorities for 2016, and vote in person on the items of business which include the election of directors, the appointment of auditors and a number of special matters. If you are unable to attend the meeting in person, you can vote by proxy and listen to the live webcast on our website (www.perpetualenergyinc.com).

The attached notice of meeting and management information circular and proxy statement include important information about the meeting and how to vote. Please take some time to read the document and to vote. More information about Perpetual may be found in our 2015 Annual Report and at www.perpetualenergyinc.com.

Thank you for your continued support of Perpetual. We look forward to sharing with you our spectrum of opportunities.

Sincerely,

Susan L. Riddell Rose

President and Chief Executive Officer

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PERPETUAL ENERGY INC. NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 24, 2016

NOTICE IS HEREBY GIVEN that the annual and special meeting (the “Meeting”) of the holders (“Shareholders”) of common shares (“Shares”) of Perpetual Energy Inc. (“Perpetual” or the “Corporation”) will be held at the Calgary Petroleum Club, 319 – 5th Avenue S.W., Calgary, Alberta on March 24, 2016, at 9:00 a.m. (Calgary Time) for the following purposes:

1.	to receive and consider the audited consolidated financial statements of the Corporation for the year ended December 31, 2015, together with the auditor’s report thereon;

2.	to fix the number of directors of the Corporation to be elected at the Meeting at seven (7) and to elect seven (7) directors;

3.	to appoint auditors of the Corporation and to authorize the directors to fix their remuneration as such;

4.	to adopt new by-laws of the Corporation;

5.	to approve the unallocated options under the Corporation’s share option plan;

6.	to approve the unallocated rights under the Corporation’s restricted rights plan;

7.	to approve a proposed share consolidation; and

8.	to transact such further and other business as may properly be brought before the Meeting or any adjournment thereof.

Specific details of the matters to be put before the Meeting are set forth in the attached Management Information Circular and Proxy Statement dated February 12, 2016 (the “Information Circular”).

Perpetual has elected to use the Notice and Access provisions under National Instrument 54-101 and National Instrument 51-102 (“Notice and Access Provisions”) for this Meeting. Notice and Access Provisions are a set of rules developed by the Canadian Securities Administrators that reduce the volume of materials that must be physically mailed to Shareholders by allowing Perpetual to post the Information Circular and any additional materials online. See “General Proxy Matters – Notice and Access” in the Information Circular for further information on the Notice and Access Provisions.

The record date (the “Record Date”) for determination of Shareholders entitled to receive notice of and to vote at the Meeting is February 12, 2016.

Shareholders of the Corporation of record as at the Record Date are entitled to receive notice of the Meeting and to vote those Shares included in the list of Shareholders entitled to vote at the Meeting prepared as at the Record Date, unless any such Shareholder transfers Shares after the Record Date and the transferee of those Shares, having produced properly endorsed certificates evidencing such Shares or having otherwise established that he or she owns such Shares, demands, not later than 10 days before the Meeting, that his or her name be included in the list of Shareholders entitled to vote at the Meeting, in which case such person shall be entitled to vote such Shares at the Meeting.

Each Share outstanding on the Record Date is entitled to one vote at the Meeting.

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A Shareholder may attend the Meeting in person or may be represented by proxy. If you are a registered Shareholder and are unable to attend the Meeting or any adjournment thereof in person, please exercise your right to vote by dating, signing and returning the accompanying form of proxy to Computershare Trust Company of Canada (“Computershare”), the Corporation’s transfer agent. To be valid, proxy forms must be dated, completed, signed and deposited with Computershare, (i) by mail using the enclosed return envelope or one addressed to Computershare Trust Company of Canada, Proxy Department, 135 West Beaver Creek, P.O. Box 300, Richmond Hill, Ontario, L4B 4R5, (ii) by hand delivery to Computershare Trust Company of Canada, 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, or (iii) by facsimile to (416) 263-9524 or 1-866-249-7775. If you vote through the Internet, you may also appoint another person to be your proxyholder. Please go to www.investorvote.com and follow the instructions. You will require your 15-digit control number found on your proxy form. Your proxy or voting instructions must be received in each case no later than 9:00 a.m. (Calgary time) on Tuesday, March 22, 2016, or, if the Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before the beginning of any adjournment of the Meeting. Any Shareholder who wishes to receive a paper copy of the Information Circular, should contact Perpetual’s transfer agent, Computershare Trust Company of Canada at 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, facsimile: (416) 263-9524, Toll Free: 1-866-249-7775. A Shareholder may use the toll-free number 1-800-811-5522 to obtain additional information about the Notice and Access Provisions.

DATED at the City of Calgary, in the Province of Alberta, this 12th day of February, 2016.

BY ORDER OF THE BOARD OF DIRECTORS OF PERPETUAL ENERGY INC.

Susan L. Riddell Rose
President and Chief Executive Officer

PERPETUAL ENERGY INC.	MANAGEMENT INFORMATION CIRCULAR	Page iii

MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT

DATED FEBRUARY 12, 2016

GENERAL INFORMATION

This Management Information Circular and Proxy Statement (the “Information Circular”) is provided in connection with the solicitation of proxies by the management of Perpetual Energy Inc. (“Perpetual” or the “Corporation”), for use at the annual and special meeting (the “Meeting”) of the holders (“Shareholders”) of common shares (“Shares” or “Common Shares”) of Perpetual to be held on March 24, 2016, and at all adjournments of the Meeting. The information in this Information Circular is as of February 12, 2016, unless otherwise noted. All dollar figures are in Canadian currency, except as noted.

MATTERS TO BE CONSIDERED AT THE MEETING

Receive Financial Statements

The audited consolidated financial statements of Perpetual for the year ended December 31, 2015, together with the auditor’s report on those statements, will be filed under Perpetual’s profile on the System for Electronic Document Analysis and Retrieval (“SEDAR”) (www.sedar.com) and will be mailed to Perpetual’s registered Shareholders and to beneficial Shareholders who have requested such materials.

Election of Directors

At the Meeting, Shareholders will be asked to fix the number of directors to be elected to the board of directors of the Corporation (the “Board”) at the Meeting at seven (7) and to elect seven (7) directors.

The directors of Perpetual to be elected at the Meeting will hold office until the next annual meeting or until their successors are elected or appointed.

The seven (7) nominees for election as directors of Perpetual by Shareholders are as follows:

Clayton H. Riddell;

Susan L. Riddell Rose;

Randall E. Johnson;

Robert A. Maitland;

Geoffrey C. Merritt;

Donald J. Nelson; and

Howard R. Ward.

See “Director Nominees” in this Information Circular for additional information on the director nominees. Karen A. Genoway, a current director, is retiring from the Board and will not be standing for re-election at the Meeting.

As described below under “Majority Voting for Directors”, the election of each individual director of the Corporation will be effected by an ordinary resolution requiring the approval of more than 50% of the votes cast in respect of the resolution by or on behalf of Shareholders present in person or represented by proxy at the Meeting. It is the intention of the persons named in the enclosed form of proxy, if named as proxy and not expressly directed to the contrary in the form of proxy, to vote those proxies FOR the election of each of the persons specified above. Management does not contemplate that any of the nominees will be unable to serve as a director, but should that circumstance arise for any reason prior to the Meeting, the persons named in the enclosed Form of Proxy reserve the right to vote for another nominee at their discretion.

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Majority Voting for Directors

The Board has adopted a policy stipulating that if the number of Shares voted in favour of the election of a particular director nominee at a Shareholders’ meeting is less than the number of Shares voted and withheld from voting for that nominee, the nominee will submit his or her resignation to the Board within five days of the Meeting, with the resignation to take effect upon acceptance by the Board. The Compensation and Corporate Governance Committee will consider the director nominee’s offer to resign and will make a recommendation to the Board as to whether or not to accept the resignation. The Compensation and Corporate Governance Committee will be expected to accept the resignation except in special circumstances requiring the applicable director to continue to serve on the Board. In considering whether or not to accept the resignation, the Compensation and Corporate Governance Committee will consider all factors that it deems relevant including, without limitation, the stated reasons why Shareholders “withheld” votes from the election of that nominee, the existing Board composition, the length of service and the qualifications of the director whose resignation has been tendered, the director’s contributions to Perpetual and attendance at previous meetings, the Corporation’s corporate governance policies and such other skills and qualities as the Compensation and Corporate Governance Committee deems to be relevant.

The Board will consider the Compensation and Corporate Governance Committee’s recommendation and make a decision as to whether to accept the director’s offer to resign within 90 days of the date of the Meeting, which it will announce by way of a press release, including, if the Board elects, the reasons for rejecting the resignation offer. In considering whether to accept the director’s offer of resignation, the Board will consider the factors considered by the Compensation and Corporate Governance Committee and such additional factors it considers to be relevant. No director who is required to tender his or her resignation shall participate in the deliberations or recommendations of the Compensation and Corporate Governance Committee or the Board.

If a director’s offer of resignation is accepted, subject to any corporate law restrictions, the Board may leave the resultant vacancy unfilled until the next annual general meeting. Alternatively, at the Board’s discretion, it may fill the vacancy through the appointment of a new director whom the Board considers appropriate or it may call a special meeting of Shareholders at which there will be presented nominees supported by the Board to fill the vacant position or positions. The foregoing policy does not apply in circumstances involving contested director elections.

Appointment of Auditors

Shareholders will consider an ordinary resolution to appoint the firm of KPMG LLP, Chartered Accountants, of Calgary, Alberta, to serve as auditors of the Corporation until the next annual meeting of the Shareholders. KPMG LLP has been the auditors of the Corporation since June 17, 2010 and prior thereto since June 2002 as auditors of Paramount Energy Trust, the Corporation’s predecessor.

Certain information regarding the Audit Committee and auditors, including the fees paid to the Corporation’s auditors in the last fiscal year, that is required to be disclosed in accordance with National Instrument 52-110 of the Canadian Securities Administrators, is contained in the Annual Information Form, an electronic copy of which will be available prior to the meeting on the internet under the Corporation’s SEDAR profile at www.sedar.com.

Adoption of New By-Laws including Advance Notice Provisions

On February 8, 2016, the Board approved adopting new by-laws of Corporation in the form attached as Appendix “A” to this Information Circular (the “New By-Laws”), subject to Shareholder approval. The New By-Laws would incorporate advance notice provisions with respect to director nominations in certain circumstances, increase the quorum required for the transaction of business at meetings of Shareholders, authorize the Board to determine the number of directors and implement certain other changes of a “house-keeping” nature. The adoption of the New By-Laws must be approved by the Shareholders at the Meeting in order to take effect.

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Advanced Notice Provisions

The New By-Laws would incorporate advance notice provisions with respect to director nominations. The New By-Laws set forth a procedure requiring advance notice to the Corporation by any Shareholder who intends to nominate any person for election as a director of the Corporation other than pursuant to: (i) a requisition of a meeting made pursuant to the provisions of the Business Corporations Act (Alberta) (the “ABCA”); or (ii) a Shareholder proposal made pursuant to the provisions of the ABCA. Among other things, the advance notice provisions set a deadline by which such Shareholders must notify the Corporation in writing of an intention to nominate directors prior to any meeting of Shareholders at which directors are to be elected and set forth the information that the Shareholder must include in the notice for it to be valid.

The Board believes that the advance notice provisions provide a clear and transparent process for all Shareholders to follow if they intend to nominate directors. In that regard, the advance notice provisions provide a reasonable time frame for Shareholders to notify the Corporation of their intention to nominate directors and require Shareholders to disclose information concerning the proposed nominees that is mandated by applicable securities laws. The Board will be able to evaluate the proposed nominees’ qualifications and suitability as directors and respond as appropriate in the best interests of the Corporation. The advance notice provisions are also intended to facilitate an orderly and efficient meeting process.

In the case of an annual general meeting of Shareholders, notice to the Corporation must be made not less than 30 and not more than 65 days prior to the date of the annual meeting of Shareholders; provided, however, that in the event that the annual meeting of Shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the tenth day following such public announcement. In the case of a special meeting (which is not also an annual meeting) of Shareholders called for the purpose of electing directors (whether or not called for other purposes), notice to the Corporation must be made not later than the close of business on the fifteenth day following the date on which the first public announcement of the date of the special meeting of Shareholders was made.

Quorum Requirements

The New By-Laws would require at least two persons present holding or representing by proxy not less than 25% of the outstanding shares of the Corporation entitled to vote at the meeting for the transaction of business at any meeting of the Shareholders.

Determining the Number of Directors

The New By-Laws would authorize the Board to determine the number of directors by resolution without Shareholder approval where the articles of the Corporation provide for a minimum and maximum number of directors. The foregoing authority remains subject to the requirement under the ABCA that the Board may only appoint additional directors between meetings of Shareholders, if after such appointment, the total number of directors would not be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of Shareholders.

The foregoing is only a summary of the principal provisions of the New By-Laws and is qualified by reference to the full text of the New By-Laws attached as Appendix “A” to this Information Circular. The New By-Laws would also implement certain changes of a “house-keeping” or immaterial nature. Shareholders are urged to review the New By-Laws in their entirety.

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Shareholder Approval

At the Meeting, Shareholders will be asked to consider and, if thought appropriate, pass the following ordinary resolution confirming the adoption of the New By-Laws, subject to such amendments, variations or additions as may be approved at the Meeting:

BE IT RESOLVED THAT:

1.

the repeal of the current by-laws of the Corporation and the adoption of the new by-laws of the Corporation attached as Appendix “A” to the information circular of the Corporation dated February 12, 2016 are hereby ratified, confirmed and approved; and

2.

any one director or officer of the Corporation is hereby authorized and directed for and in the name of and on behalf of the Corporation to execute or cause to be executed, whether under corporate seal of the Corporation or otherwise, and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in order to carry out the terms of this resolution, such determination to be conclusively evidenced by the execution and delivery of such documents or the doing of any such act or thing.

Recommendation of the Board

The Board unanimously recommends that Shareholders vote FOR the foregoing resolution.

Approval of Unallocated Options under the Corporation’s Share Option Plan

General

Section 613(a) of the TSX Company Manual provides that every three years after the institution of a security based compensation arrangement, all unallocated rights, options or other entitlements under such arrangement which does not have a fixed maximum number of securities issuable thereunder, must be approved by a majority of the issuer’s directors and by the issuer’s security holders. As the Corporation’s share option plan (the “Option Plan”) is considered to be a security based compensation arrangement and as the maximum number of Common Shares issuable pursuant to the Option Plan together with securities granted under any other security based compensation plan (including, without limitation, Perpetual’s Restricted Rights Plan) is not a fixed number, but is instead equal to 10% of the outstanding Common Shares (together with Common Shares issuable pursuant to the Corporation’s restricted rights plan (the “Restricted Rights Plan”), approval is being sought at the Meeting to approve the grant of unallocated options (“Options”) under the Option Plan. Options are considered to be “allocated” under the Option Plan when issued and Options which remain available for grant under the Option Plan are referred to as “unallocated”.

As at the date hereof, there were 14,755,782 Options issued and outstanding, representing approximately 1.41% of the outstanding Common Shares. Accordingly, 74,294,918 Options remain unallocated and available for grant under the Option Plan (less the number of Common Shares which may be issued pursuant to the Restricted Rights Plan). A complete description of the Option Plan is contained under the heading “Statement of Executive Compensation —Incentive Plan Awards — Option-Based Awards” in this Information Circular.

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Shareholder Approval

At the Meeting, Shareholders will be asked to consider and, if thought appropriate, pass the following ordinary resolution approving the unallocated Options issuable pursuant to the Option Plan:

BE IT RESOLVED THAT:

1.	all unallocated options under the share option plan of the Corporation are hereby approved;

2.	the Corporation shall have the ability to continue granting options under the share option plan of the Corporation until March 24, 2019, being the date that is three years from the date hereof; and

3.

any one director or officer of the Corporation is hereby authorized and directed for and in the name of and on behalf of the Corporation to execute or cause to be executed, whether under corporate seal of the Corporation or otherwise, and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in order to carry out the terms of this resolution, such determination to be conclusively evidenced by the execution and delivery of such documents or the doing of any such act or thing.

If approval is obtained at the Meeting, the Corporation will not be required to seek further approval of the grant of unallocated Options under the Option Plan until March 24, 2019. If approval is not obtained at the Meeting, Options which have not been allocated as of March 24, 2016, and Options which are outstanding as of March 24, 2016, and which are subsequently cancelled, terminated or exercised, will not be available for a grant of Options under the Option Plan. Previously allocated Options will continue to be unaffected by the approval or disapproval of the resolution. If approval is not obtained at the Meeting, the Corporate Governance and Compensation Committee and the Board will have to consider alternate forms of performance based compensation, including additional cash bonuses, a share appreciation plan or other means in order to attract and retain qualified personnel.

Recommendation of the Board

The Board unanimously recommends that Shareholders vote FOR the foregoing resolution.

Approval of Unallocated Restricted Rights under the Corporation’s Restricted Rights Plan

General

Section 613(a) of the TSX Company Manual provides that every three years after the institution of a security based compensation arrangement, all unallocated rights, options or other entitlements under such arrangement which does not have a fixed maximum number of securities issuable thereunder, must be approved by a majority of the issuer’s directors and by the issuer’s security holders. As the Restricted Rights Plan is considered to be a security based compensation arrangement and as the maximum number of Common Shares issuable pursuant to the Restricted Rights Plan is not a fixed number, but is instead equal to 10% of the outstanding Common Shares, together with securities granted under any other security based compensation plan (including, without limitation, Perpetual’s Share Option Plan), approval is being sought at the Meeting to approve the grant of unallocated restricted rights (“Restricted Rights”) under the Restricted Rights Plan. Restricted Rights are considered to be “allocated” under the Restricted Rights Plan when issued and Restricted Rights which remain available for grant under the Restricted Rights Plan are referred to as “unallocated”.

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As at the date hereof, there were 40,000 Restricted Rights issued and outstanding, representing approximately 0.004% of the outstanding Common Shares. Accordingly, 15,674,873 Restricted Rights remain unallocated and available for grant under the Restricted Rights Plan (subject to reduction pursuant the provisions of the Option Plan, discussed above, which effectively limits the aggregate number of Common Shares available to be reserved for issuance pursuant to all of the Corporation’s security based incentive arrangements, including Restricted Rights and Options, to 10% of the issued and outstanding Common Shares). A complete description of the Restricted Rights Plan is contained under the heading “Statement of Executive Compensation — Incentive Plan Awards — Share-Based Awards” in this Information Circular.

Shareholder Approval

At the Meeting, Shareholders will be asked to consider and, if thought appropriate, pass the following ordinary resolution approving the unallocated Restricted Rights issuable pursuant to the Restricted Rights Plan:

BE IT RESOLVED THAT:

1.	all unallocated restricted rights under the restricted rights plan of the Corporation are hereby approved;

2.

the Corporation shall have the ability to continue granting restricted rights under the restricted rights plan of the Corporation until March 24, 2019, being the date that is three years from the date hereof; and

3.

any one director or officer of the Corporation is hereby authorized and directed for and in the name of and on behalf of the Corporation to execute or cause to be executed, whether under corporate seal of the Corporation or otherwise, and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in order to carry out the terms of this resolution, such determination to be conclusively evidenced by the execution and delivery of such documents or the doing of any such act or thing.

If approval is obtained at the Meeting, the Corporation will not be required to seek further approval of the grant of unallocated Restricted Rights under the Restricted Rights Plan until March 24, 2019. If approval is not obtained at the Meeting, Restricted Rights which have not been allocated as of March 24, 2016, and Restricted Rights which are outstanding as of March 24, 2016, and which are subsequently cancelled, terminated or exercised, will not be available for a new grant of Restricted Rights under the Restricted Rights Plan. Previously allocated Restricted Rights will continue to be unaffected by the approval or disapproval of the resolution. If approval is not obtained at the Meeting, the Corporate Governance and Compensation Committee and the Board will have to consider alternate forms of performance based compensation, including additional cash bonuses, a share appreciation plan or other means in order to attract and retain qualified personnel.

Recommendation of the Board

The Board unanimously recommends that Shareholders vote FOR the foregoing resolution.

Approval of Proposed Share Consolidation

The Board believes that it is in the best interests of the Corporation to consolidate the Common Shares to enhance their marketability and liquidity and to facilitate additional financings by the Corporation in the future.

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At the Meeting, the Shareholders will be asked to approve a special resolution (being a resolution passed by not less than 66 2⁄3% of the votes cast by those Shareholders of the Corporation who, being entitled to do so, vote in person or by proxy at the Meeting) authorizing an amendment to the Corporation’s articles of incorporation pursuant to subsection 173(1)(f) of the ABCA to consolidate the Common Shares on the basis of one (1) post-consolidation Common Share for every twenty (20) pre-consolidation Common Shares (the “Consolidation”).

Upon the Consolidation becoming effective, if completed on the basis of one (1) Common Share for every twenty (20) issued and outstanding Common Shares, there will be approximately 52,382,786 Common Shares in the capital of the Corporation issued and outstanding. As outlined in the special resolution below, the final ratio of post-consolidation Common Shares that are issued in exchange for pre-consolidation Common Shares will be determined by the Board.

This proposed share consolidation does not change a Shareholder’s proportionate ownership interest in the Corporation.

Even if approved by the Shareholders, the Corporation may determine not to proceed with the Consolidation at its discretion. For clarity, any reference in this Information Circular to Common Shares other than under this heading “Approval of Proposed Share Consolidation” is a reference to Common Shares on a pre-consolidated basis.

The Board has concluded that the Consolidation would be in the best interests of the Shareholders as it could lead to increased interest by a wider audience of potential investors and would better position the Corporation to obtain financing and pursue acquisition opportunities.

The text of the special resolution which management intends to place before the Meeting to approve the Consolidation is as follows:

BE IT RESOLVED as a special resolution of the Corporation that:

1.

the Corporation be and is hereby authorized to consolidate the issued and outstanding common shares on the basis of one (1) common share, for every twenty (20) issued and outstanding common shares in the capital of the Corporation, the final ratio to be determined by the board of directors of the Corporation, and pursuant to section 173(1)(f) of the Business Corporations Act (Alberta), the articles of the Corporation be amended to give effect to such consolidation; and

2.

any officer or director of the Corporation be and is hereby authorized and directed for and on behalf of the Corporation (whether under its corporate seal or otherwise) to execute, deliver and file all such documents (including Articles of Amendment in prescribed form) and to take all such other action(s) as may be deemed necessary or desirable for the implementation of this special resolution, provided that the directors of the Corporation may, in their sole discretion and without further approval of the shareholders, revoke and rescind the foregoing resolution before it is acted upon.

In order to be passed, the foregoing resolution must be approved by 66 2⁄3% of the votes cast by Shareholders who vote in person or by proxy at the Meeting. In the absence of contrary directions, the management designees intend to vote proxies in the accompanying form in favour of this special resolution.

If the Consolidation is approved and implemented, registered Shareholders will be required to surrender their share certificates representing pre-consolidation Common Shares in exchange for new certificates representing post-consolidation Common Shares. The Corporation will issue a press release announcing the implementation of the Consolidation if it proceeds. At that time, a letter of transmittal would be delivered to registered Shareholders to facilitate this exchange of certificates. Shareholders who do not

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hold their Common Shares in their own name, such as shareholders who hold their Common Shares through a brokerage account, would not need to submit a letter of transmittal. Such shareholders should contact their broker or agent if they have any questions concerning the Consolidation. Until surrendered, each Common Share certificate representing pre-consolidation Common Shares of the Corporation will be deemed for all purposes to represent the number of whole post-consolidation Common Shares to which the holder is entitled as a result of the Consolidation.

Under the ABCA, Shareholders do not have dissent and appraisal rights with respect to the Consolidation.

If the Consolidation is implemented, fractional post-consolidation Common Shares will not be issued to Shareholders. Where the Consolidation would otherwise result in a Shareholder being entitled to a fractional Common Share, the number of post-consolidation Common Shares issued to such Shareholder shall be rounded up to the next greater whole number of Common Shares if the fractional entitlement is equal to or greater than 0.5 and shall be rounded down to the next lesser whole number of Common Shares if the fractional entitlement is less than 0.5.

DIRECTOR NOMINEES

The following pages set out the names of the proposed nominees for election as directors, together with their age, place of primary residence, principal occupation, year first elected or appointed as a director, independence status on the Board, membership on committees of the Board as at December 31, 2015 and related qualifications, attendance at Board and committee meetings during 2015, directorships of other public entities and votes for and withheld at the most recent Annual Shareholder Meeting held May 20, 2015 (“2015 AGM”). Also indicated for each director nominee is the number of Common Shares and share equivalents beneficially owned, or controlled or directed, directly or indirectly, on February 12, 2016 and the value of such Common Shares and share equivalents.

The Board has determined that all of the nominees with the exception of Clayton H. Riddell and Susan L. Riddell Rose are Independent Directors as defined under National Instrument 58-101.

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CLAYTON H. RIDDELL (3) Executive Chairman of Paramount Resources Ltd. Calgary, Alberta, Canada Age: 78 Director Since: June 2002 Non-Independent

Mr. Riddell is the Executive Chairman of Paramount Resources Ltd. and has been a director of Paramount since 1978. Until May 2015 he was also the CEO and up until June 2002 he was also the President. He is the Chairman of the Board of Trilogy Energy Corp., a public oil and gas exploration and production company. Mr. Riddell graduated from the University of Manitoba with a Bachelor of Science (Honours) degree in Geology and is currently a member of the Association of Professional Engineers and Geoscientists of Alberta, the Canadian Society of Petroleum Geologists, and the American Association of Petroleum Geologists. He received the J.C. Sproule Memorial Plaque from the Canadian Institute of Mining (1994), the Stanley Slipper Gold Medal from the Canadian Society of Petroleum Geologists (1999), an Honorary Doctor of Science degree from the University of Manitoba (2004), an Honorary Doctor of Laws degree from Carleton University (2014) and an Outstanding Explorer award from the American Association of Petroleum Geologists (2004). In 2006, Mr. Riddell was inducted into the Calgary Business Hall of Fame and in 2008 he was made an Officer of the Order of Canada. Mr. Riddell received the Fraser Institute’s T. Patrick Boyle Founder’s Award in 2012.

Board/Committee Membership	Executive Chairman of the Board

Overall Meeting Attendance in 2015	100%

Current Other Public Board Membership	Paramount Resources Ltd., Trilogy Energy Corp.

Voting Results of 2015 AGM	Number of Votes	% of Votes

Votes For	66,242,856	98.17

Votes Withheld	1,235,951	1.83

Common Shares (1)(2)	Number of Common Shares	Total Value (4)

	467,205,543	$23,360,277

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SUSAN L. RIDDELL ROSE (3) President and Chief Executive Officer of Perpetual Calgary, Alberta, Canada Age: 51 Director Since: June 2002 Non-Independent

Ms. Riddell Rose is the President and Chief Executive Officer of Perpetual and predecessor Paramount Energy Trust since inception in 2002. Ms. Riddell Rose graduated from Queen’s University, Kingston, Ontario with a Bachelor of Science in Geological Engineering (1986) and has close to 30 years of experience in the Canadian oil and natural gas industry. She began her career as a geological engineer with Shell Canada. From 1990 until 2002 Sue was employed by Paramount Resources Ltd. in various capacities culminating in the position of Corporate Operating Officer. She has been a director of Paramount Resources Ltd. since 2000. Ms. Riddell is also on the board of directors of Newalta Inc. and Brookfield Office Properties. She is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta, the Canadian Society of Petroleum Geologists, the American Association of Petroleum Geologists and is a Governor of the Canadian Association of Petroleum Producers.

Board/Committee Membership	Director

Overall Meeting Attendance in 2015	100%

Current Other Public Board Membership	Newalta Corporation, Paramount Resources Ltd., Brookfield Canada Office Properties

Voting Results of 2015 AGM	Number of Votes	% of Votes

Votes For	66,475,209	98.51

Votes Withheld	1,003,598	1.49

Common Shares (1)	Number of Common Shares	Total Value (4)

	35,708,753	$1,785,438

PERPETUAL ENERGY INC.	MANAGEMENT INFORMATION CIRCULAR	Page 10

RANDALL E. JOHNSON Independent Businessman Calgary, Alberta, Canada Age: 60 Director Since: June 2006 Independent

Mr. Johnson has been an independent businessman since 2005. Prior to that he was Managing Director of the Bank of Montreal’s Corporate Banking group from 1996 to 2005, having been with the Bank of Montreal since 1984. Mr. Johnson has served on the Board of Directors of two publicly traded companies, Atlas Energy Ltd. and Dual Exploration Inc. and one privately held oil and gas company, Magellan Resources Ltd. Mr. Johnson received a B.Sc. in Mathematics in 1980, and an MBA in 1982 from Brigham Young University.

Board/Committee Membership	Director Member of Audit Committee Chairman of Compensation and Corporate Governance Committee

Overall Meeting Attendance in 2015	100%

Current Other Public Board Membership	None

Voting Results of 2015 AGM	Number of Votes	% of Votes

Votes For	66,387,664	98.38

Votes Withheld	1,091,143	1.62

Common Shares (1)	Number of Common Shares	Total Value (4)

	162,725	$8,136

Audit Committee Qualifications

Mr. Johnson’s ability to serve effectively on the audit committee is a result of him obtaining an MBA with a Finance emphasis, and then developing his financial skills further over a 23 year career in corporate banking as a lender to oil and gas companies, pipeline and utility companies. Lending transactions required detailed analysis of the borrower’s financial statements, and the consistent monitoring of the borrower’s disclosure of financial performance. Mr. Johnson’s skills have been augmented by previously serving on the audit committee of two other public issuers.

Compensation & Corporate Governance Committee Qualifications

Mr. Johnson’s skills and experience that enable him to make decisions on the suitability of the Corporation’s compensation policies and practices are derived from Mr. Johnson’s corporate banking experience and as a director of other issuers. As an executive officer of Bank of Montreal for eight years, Mr. Johnson made decisions on base pay, as well as short, medium and long term incentive programs.

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ROBERT A. MAITLAND (5) Independent Businessman Calgary, Alberta, Canada Age: 63 Director Since: February 2008 Independent

Mr. Maitland has over 30 years of senior business experience, primarily in the oil and gas industry. He received a Bachelor of Commerce degree in 1975 from the University of Calgary, received his Chartered Accountant designation in 1977 and his ICD.D designation from the Institute of Corporate Directors in 2005. Since 2007, he has been a financial consultant. Previous to 2007, he has been the Vice President and Chief Financial Officer of Fairquest Energy Ltd., Fairborne Energy Ltd., Canadian Midstream Services Limited, Shiningbank Energy Income Fund, Post Energy Ltd. and Summit Resources Ltd. Mr. Maitland currently sits on the board of Rock Energy Inc., Altura Energy Inc. and one other private company.

Board/Committee Membership	Director Chairman of Audit Committee Member of Compensation and Corporate Governance Committee

Overall Meeting Attendance in 2015	100%

Current Other Public Board Membership	Rock Energy Inc., Altura Energy Inc.

Voting Results of 2015 AGM	Number of Votes	% of Votes

Votes For	66,479,356	98.52

Votes Withheld	999,451	1.48

Common Shares (1)	Number of Common Shares	Total Value (4)

	2,392,408	$119,620

Audit Committee Qualifications

Mr. Maitland has been a Chartered Accountant since 1977 and was Chief Financial Officer and Vice President Finance of private and publicly listed companies from 1985 to 2007. Graduate of Institute of Corporate Directors – Directors Education Program.

Compensation & Corporate Governance Committee Qualifications

Chief Financial Officer and Vice President Finance and Administration of various private and publicly listed companies for over 30 years. Extensive training and knowledge in personnel administration. He is also a graduate of the Institute of Corporate Directors – Directors Education Program.

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GEOFFREY C. MERRITT Independent Businessman Calgary, Alberta, Canada Age: 61 Director Since: June 2010 Independent

Mr. Merritt has over 35 years of experience in the upstream oil and gas sector. He was the founder of Masters Energy Inc., a public exploration and production company, incorporated in 2003. From 1998 to 2003, Mr. Merritt was the President and CEO of Sunfire Energy. Prior to 1998, he was the Vice President and General Manager of the oil and gas division of Pembina Corporation. Mr. Merritt received a B.Sc. in Chemical Engineering from the University of Alberta in 1978 and is a graduate of the Harvard Business School.

Board/Committee Membership	Director Chairman of Environmental, Health & Safety Committee Member of Audit Committee Member of Reserves Committee

Overall Meeting Attendance in 2015	100%

Current Other Public Board Membership	Zargon Oil & Gas Ltd.

Voting Results of 2015 AGM	Number of Votes	% of Votes

Votes For	66,478,596	98.52

Votes Withheld	1,000,211	1.48

Common Shares (1)	Number of Common Shares	Total Value (4)

	133,465	$6,673

Audit Committee Qualifications

As CEO of a public company for ten years, Mr. Merritt was required to be financially literate. He has taken several accounting courses at the University of Calgary and attended the Harvard Business School (Advanced Management Program) which taught accounting as part of its program. Mr. Merritt is currently a member of the Audit Committee at one other public oil and gas company.

Reserves Committee Qualifications

Mr. Merritt was previously the CEO of two public oil and gas companies where he was responsible for all corporate activities including reserves. Prior to becoming a CEO, Mr. Merritt was responsible for corporate reserves at a mid-sized private oil and gas company. Mr. Merritt is currently a member of the Reserves Committee at one other public oil and gas company.

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DONALD J. NELSON President of Fairway Resources Inc. Calgary, Alberta, Canada Age: 67 Director Since: June 2002 Independent

Mr. Nelson has over 40 years of experience in the oil and gas industry, and is the President of Fairway Resources Inc., a private oil and gas consulting services firm. Mr. Nelson was with Summit Resources Limited from 1996 to 2002, until its acquisition by Paramount Resources Ltd., where he held the position of Vice President, Operations from 1996 to 1998 and President and Chief Executive Officer from 1998 to 2002. Mr. Nelson is a director of Keyera Corp., a publicly traded issuer and also sits on the boards of a number of private oil and gas companies. He is a professional engineer and is an active member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta and of the Society of Petroleum Engineers.

Board/Committee Membership	Director Chairman of Reserves Committee Member of Environmental, Health & Safety Committee

Overall Meeting Attendance in 2015	100%

Current Other Public Board Membership	Keyera Corp.

Voting Results of 2015 AGM	Number of Votes	% of Votes

Votes For	66,451,396	98.48

Votes Withheld	1,027,411	1.52

Common Shares (1)	Number of Common Shares	Total Value (4)

	249,275	$12,464

Reserves Committee Qualifications

Mr. Nelson is a practicing professional engineer (P.Eng) and a member of APEGA. He was previously the CEO of a mid-sized public oil and gas company responsible for all corporate areas including reserves. Prior to becoming a CEO, Mr. Nelson was responsible for corporate reserves for both mid-size (Summit Resources) and major (Amerada Hess, Home Oil) public oil and gas companies and one large private company (Placer CEGO Petroleum). Mr. Nelson is currently a member of the reserve committee on one other public and three private oil and gas companies.

PERPETUAL ENERGY INC.	MANAGEMENT INFORMATION CIRCULAR	Page 14

HOWARD R. WARD Calgary, Alberta, Canada Age: 70 Director Since: June 2002 Independent

Prior to his retirement in February 2014, Mr. Ward had been a partner with International Energy Counsel LLP, a law firm, since December 2002. Prior thereto, Mr. Ward was counsel with the law firm McCarthy Tétrault LLP from June 2002 to December 2002. Prior to that, he was counsel with Donahue and Partners LLP and, for more than 22 years, partner with Burstall Ward (now Burstall Winger Zammit LLP), Barristers and Solicitors. He had been a member of the Law Society of Alberta since 1975. He also has served as a director of the following publicly traded entities: Blue Sky Resources Ltd. (July 1999 to July 2000); Cabre Exploration Ltd. (June 1981 to December 2000); Jet Energy Corp. (August 1995 to November 1999); and Tuscany Resources Ltd. (October 1997 to October 2001).

Board/Committee Membership	Director Member of Compensation and Corporate Governance Committee Member of Environmental, Health & Safety Committee

Overall Meeting Attendance in 2015	100%

Current Other Public Board Membership	None

Voting Results of 2015 AGM	Number of Votes	% of Votes

Votes For	66,419,967	98.43

Votes Withheld	1,058,840	1.57

Common Shares (1)	Number of Common Shares	Total Value (4)

	323,020	$16,151

Compensation & Corporate Governance Committee Qualifications

Mr. Ward served as Managing Partner in a mid-sized law firm for a number of years during which he had direct responsibility for dealing with compensation matters. Mr. Ward also served on the Compensation Committee of Cabre Exploration Ltd., a company listed on the TSE, for a number of years.

Notes:

(1)	The information as to Shares beneficially owned or controlled or directed, directly or indirectly, is based upon information furnished to the Corporation by the nominees as of February 12, 2016.
(2)

Mr. Riddell holds 339,839 Shares directly and 1,946,315 through a managed account. The majority of Mr. Riddell’s indirect ownership of Shares is held through Dreamworks Investment Holdings Ltd., which holds 346,976,274 Shares; Treherne Resources Ltd., which holds 66,033,671 Shares; and Warner Investment Holdings Ltd. which holds 31,360,587 Shares. Mr. Riddell exercises control and direction over Dreamworks Investment Holdings Ltd., Treherne Resources Ltd. and Warner Investment Holdings Ltd. A further 20,548,857 Shares are held by the Riddell Family Charitable Foundation.

(3)

Mr. Riddell is a director and executive officer of Paramount Resources Ltd. (“Paramount”) and Ms. Riddell Rose was an officer of Paramount from May 1998 to June 2002. From 1992 to 2008, Paramount was the general partner of T.T.Y. Paramount Partnership No.5 (“TTY”), a limited partnership, which was an unlisted

PERPETUAL ENERGY INC.	MANAGEMENT INFORMATION CIRCULAR	Page 15

reporting issuer in certain provinces of Canada. TTY was established in 1980 to conduct oil and gas exploration and development but had not carried on active operations since 1984 and had only nominal assets. A cease trade order against TTY was issued by the Autorité des marchés financiers in 1999 for failing to file the June 30, 1998 interim financial statements in Quebec. The cease trade order was revoked on April 9, 2008. TTY was dissolved on July 21, 2008.

(4)	Calculated based on the market value of the Shares as at December 31, 2015 ($0.05/share).
(5)

Mr. Maitland was a director of Military International Ltd., which was cease traded on December 11, 2002 for failure to file financial statements, which cease trade order is still in effect. Mr. Robert Maitland was a director of GasFrac Energy Services Inc. (“GasFrac”) from April 2008 until GasFrac’s annual meeting held on May 27, 2014, at which time he did not stand for re-election to the GasFrac board of directors. GasFrac obtained court approval on January 28, 2015 under the Companies’ Creditors Arrangement Act (Canada) in respect of a forbearance agreement between GasFrac and its major creditor until March 18, 2015. Substantially all of GasFrac’s assets were sold under a court ordered process approving the wind up of GasFrac on March 16, 2015.

STATEMENT OF EXECUTIVE COMPENSATION

Introduction

The following sets forth information concerning annual compensation, including short, medium and long term compensation programs for services rendered to Perpetual and its subsidiaries for the financial year ended December 31, 2015 in respect of each of the individuals who were the Named Executive Officers (“NEOs”) as determined in accordance with NI 51-102 and directors. None of the NEOs that were also directors of the Corporation received any compensation for their services as a director.

Role and Composition of the Compensation and Corporate Governance Committee

The Compensation and Corporate Governance Committee (the “Committee”) is comprised of the following individuals, all of whom are independent directors: Randall Johnson (Chair), Howard Ward, Robert Maitland and Karen Genoway. Karen A. Genoway is retiring from the Board and will not be standing for re-election at the Meeting. The Committee’s mandate is to review overall human resource policies, procedures and compensation plans, and to oversee the development and adminstration of the Corporation’s executive compensation program. In addition to its other responsibilites, the Committee makes recommendations to the Board regarding the aggregate corporate compensation for the Corporation’s employees, and specifically, regarding the appropriate levels and structures of executive compensation for the President and Chief Executive Officer (“CEO”) and other executive officers of the Corporation, including the NEOs.

In conducting their reviews, the Committee considers current compensation levels and published industry surveys, independent reports and other publicly available data. Perpetual’s CEO is responsible for providing the Committee with data and information respecting the benchmarking process, performance information regarding the officers of Perpetual in fulfilling their responsiblities and advanced business objectives, and recommendations, excluding herself, as to executive compensation. These recommendations are based in part on alignment and accountability agreements for each executive which are undertaken by the executive with the CEO and on individual and corporate performance. This information is considered by the Committee in determining its recommendations for executive compensation.

See “Director Nominees” for the relevant education and experience of each member of the Committee that enables such member to make decisions on the suitability of the Corporation’s compensation policies and practice.

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Compensation Consultant

The Committee initially retained Hugessen Consulting Inc. (“Hugessen”) in 2010. In 2013, Hugessen was retained to review and provide an update for the Corporation’s director compensation and also retained to provide insight into potential alternative forms of equity compensation for medium and long term incentives for staff, excluding executives. In 2014, Hugessen was retained to provide guidance on calculating the value of incentive plan awards. In 2015, Hugessen was retained to provide guidance on the competitiveness of employee compensation which included base salaries, short, medium and long term incentives for employees and Executives. As part of Hugessen’s mandate with the Committee, the Committee may authorize Hugessen to work directly with management on the Committee’s behalf. The decisions of the Committee may reflect information and advice beyond that provided to the Committee by Hugessen. Hugessen’s fees for the two most recently completed financial years were as follows:

Year	Executive/Director Compensation Related Fees	All Other Fees	Total

2015	$40,307	Nil	$40,307

2014	$795	Nil	$795

Other than as described above, at no time in the previous two completed financial years of the Corporation, has a compensation consultant or advisor been formally retained by the Corporation to assist the Board or the Committee to determine the compensation of the directors or executive officers of the Corporation.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis applies to all executive officers including the NEOs.

Elements, Objectives and Design of Executive Compensation

The Corporation is strongly committed to a “pay for performance” philosophy and has adopted this throughout the organization. Through this commitment, the compensation program is designed to enable Perpetual to attract and retain a highly qualified team while motivating performance in alignment with the interests of shareholders.

The executive compensation program at Perpetual strives to provide a fair and competitive base level of compensation coupled with an appropriate level of risk and reward directly related to Perpetual’s performance. In 2015, the executive compensation program was comprised of four primary components: base salary and benefits, annual bonus, medium term incentives, and long term incentives. Collectively, these components form part of a talent management strategy designed to achieve the following objectives:

●	attract and retain top quality executives in the organization for the benefit of the Shareholders;

●	ensure that compensation policies are fair, equitable and competitive with our competitors in the oil and gas industry in Western Canada; and

●	ensure the incentive mechanism of renumeration is properly aligned with short, medium and long term interests of Shareholders.

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Base salary and benefits are intended to attract and retain top quality executives and reflect an executive’s primary duties and responsibilities. Decisions regarding base salary and benefits are somewhat independent from decisions regarding short, medium and and long term incentives, as it is the Committee’s view that an appropriate base salary and benefits package are core components of competitive compensation for highly capable executives.

The annual bonus program is intended to reward extraordinary annual performance and corporate results that are above and beyond the expected standard of excellence. Medium and long term incentive programs are designed to reward performance and align executives with the interests of the Corporation and its Shareholders.

Due to the fact that each compensation element caters to a different compensation goal, decisions regarding each element for the most part remain distinct. However, the Committee considers the cumulative compensation that would be afforded by a combination of each compensation element, and may adjust individual elements so that overall compensation and the proportion of each compensation element is appropriate for a particular executive. Collectively, the various elements form a comprehensive compensation program that remunerates on the basis of both essential and distinctive service.

Base Salary And Benefits

The Corporation’s compensation philosophy is that aggregate executive salaries and benefits should be set at competitive levels, relative to the Corporation’s Peer Group (as defined below) and as compared to the Independent Compensation Surveys (as defined below, see “Benchmarking”), giving consideration to factors such as level of responsibility, experience, expertise, attitude and behaviours for accountability and teamwork, commitment, leadership capabilities and results. For executives who are highly experienced in their roles and who meet or exceed all of the performance expectations for their roles, base salary is targeted to levels in the top quartile of industry total annual compensation. This same method of considering experience and performance is used for all salaried employees and is intended to attract and retain top talent throughout the organization, and to ensure pay equity practices are established. As a result of the 2015 compensation review, in November 2015 the Committee recommended that there would be no increase in base salaries of executive officers.

Certain benefits and perquisites are also provided which are competitive with peer companies in the Western Canadian oil and gas industry and enhance the executive officers’ ability to meet and exceed their accountabilities. The Corporation does not have a pension plan.

Annual Bonus

The Corporation’s executive compensation structure includes a short-term incentive in the form of an annual bonus, generally paid in cash, which is based on the principle of rewarding extraordinary performance in the achievement of certain annual objectives. The annual bonus pool is established by the Board, based on recommendations by the Committee, giving consideration to performance with respect to two components: a corporate excellence component and a corporate performance component. The corporate excellence component of the bonus pool is qualitative in its application, and recognizes exceptional performance in advancing initiatives that are important to value creation for our Shareholders and also considers overall return to shareholders, increase in net asset value, market conditions, the overall business climate and other general considerations. The corporate performance component is based on quantitative analysis of the Corporation’s performance relative to certain targets and performance metrics that are established annually based on strategic objectives, budgets and the expected performance of its Peer Group (as defined below).

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Generally, in February of each year the Committee recommends: (a) a target compensation matrix designating the target and maximum size of the following years’ bonus pool, typically as a percentage of the base salary pool; (b) the proportionate split of the bonus pool that will be based on the corporate excellence component and the corporate performance component; (c) performance hurdles; and (d) a performance matrix outlining the performance targets and their relative weighting to be used to establish the corporate performance component of the bonus pool, giving consideration to budgets, stretch targets and Peer Group performance expectations.

The target compensation matrix for determination of the 2015 bonus pool for senior executives and the CEO is outlined below:

(% of Salary Pool)	Corporate Excellence Component Target/Maximum	Corporate Performance Component Target/Maximum	Corporate Performance Discretionary Component	Target/Maximum

CEO	0-10	0-30/60	0-30/60	0-130

Senior Executives	0-10	0-15/30	0-15/30	0-70

Prior to the end of March each year, when the previous year’s performance results are available, the Committee recommends and the Board approves the actual earned bonus pool for the organization for the previous year and distribution of the bonus pool for individual executive team members, as well as aggregate bonus levels for management, field and office employees. The payment of an annual bonus is not guaranteed and the Board has discretion to adjust the magnitude of the bonus pool or defer any bonus payments. The approved bonus pool is distributed on a discretionary basis to all staff based on individual merit, considering performance and contribution to the corporate goals, initiatives and results.

Performance Measures: Results related to the Corporation’s strategic priorities guide the determination of the corporate excellence component of the annual bonus pool. Perpetual’s top five strategic priorities in 2015 were:

1.	Reduce debt and improve debt/cash flow ratio;
2.	Grow Greater Edson liquids-rich gas production, cash flow, inventory, reserves and value;
3.	Optimize value of Mannville heavy oil;
4.	Maximize value of shallow gas; and
5.	Refine elements of production growth strategy for 2017 to 2020.

Other considerations include overall return to shareholders, increase in net asset value, general market conditions, the overall business climate and other considerations that relate to the relative performance of the Company. Despite extraordinary performance with respect to the Corporation’s strategic priorities, determination and possible payment of a corporate excellence component of the bonus pool was deferred for all staff, including the executive and CEO, based on current market conditions and the negative impact on shareholder value.

Performance metrics, including various operational and financial measures, are incorporated into a performance matrix to establish the corporate performance component of the annual bonus pool. For each performance metric, both a target and a stretch goal are set, each of which attracts a different level of bonus pool contribution. The target is typically set based on Perpetual’s budget expectations. The stretch goals are set giving consideration to extraordinary performance for detailed components that comprise each metric and expected top quartile performance metrics of Perpetual’s Peer Group. See “Benchmarking” in this information circular. The performance metrics are weighted and considered key to measuring the Corporation’s fundamental goal of value creation for its Shareholders.

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The Board has the discretion to adjust the final performance factors when considering other qualitative factors relative to building longer-term value for the Corporation’s Shareholders, and accordingly, the discretion to increase or decrease the size of any annual bonus payout regardless of whether these performance measures were attained. Generally the performance metrics are non-GAAP measures. The actual calculations are derived from Perpetual’s consolidated financial statements, production reports, and reserve reports. The calculations are prepared and reviewed by management and approved by the Compensation and Corporate Governance Committee.

In 2015, the quantitative performance metrics, weighted equally, to establish the corporate performance component of the bonus pool included:

(a)	total debt;
(b)	production;
(c)	finding, development and net acquisition costs;
(d)	change in NAV/share; and
(e)	all-in cash costs.

In 2015, positive results drove the accomplishment of meeting the stretch target for two metrics and exceeding the target for one additional metric. The Corporation did not meet a minimum cash flow hurdle established by the Board in 2015 and therefore zero bonus was paid out to executive and staff.

The target compensation matrix for determination of the 2016 bonus pool was revised and is outlined below:

(% of Salary Pool)	Corporate Excellence Component Target/Maximum	Corporate Performance Component Target/Maximum	Target/Maximum

CEO	0-10	0-60/120	0-130

Senior Executives	0-10	0-30/60	0-70

In 2016, the quantitative performance metrics, weighted equally, to establish the corporate performance component of the bonus pool include:

(a)	total debt;
(b)	production;
(c)	cash flow;
(d)	change in NAV/share; and
(e)	all-in cash costs.

Medium Term Incentives

The Corporation’s executive officers participate in a medium term incentive plan with an integrated, risk-reward component that aims to clearly focus executives on value creation for Shareholders.

For Perpetual’s executive officers (including the NEOs), the Board has implemented a Performance Share Rights Plan (the “PSR Plan”) which includes the possible issuance of Restricted Rights in accordance with the Restricted Rights Plan. Performance Share Rights (“PSRs”) generally vest two years from their date of grant (the “Performance Period”), and are tied to a performance metric determined by the Board. For PSRs issued in 2011 through 2015 the performance metric was determined to be the percentage increase in net asset value per share. The number of PSRs that vest at the end of the Performance Period is determined in direct correlation to the value of the performance metric achieved,

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minimum and maximum vesting amounts having been set at the time of grant. Vested PSRs are payable to the grantee in cash, Restricted Rights, or a combination of both, at the discretion of Perpetual. Target grant levels under the PSR Plan are based on market-competitive compensation but will adjust based on a multiplier positively or negatively, to a maximum of 2.0 times or a minimum of 0.5 times as the case may be, with Perpetual’s performance.

Long Term Incentives

Perpetual also grants rights to acquire Shares (“Options”) under its Share Option Plan. The purpose of the Share Option Plan is to ensure that executive officers are aligned with Shareholders and have a continuing stake in the long term success of Perpetual. The Share Option Plan is a further risk-reward component of the total compensation plan for executive officers. The objective of the long term incentive portion of the compensation program is to establish a meaningful and effective incentive to reward participants on the basis of long term performance and value creation for Shareholders, while enhancing the Corporation’s ability to attract and retain a talented team and aligning team members with Shareholders. Options typically vest over a period of three or four years, which provides incentive and retention for the Corporation’s key personnel who will contribute to the future success and prosperity of the Corporation, thus enhancing the value of the Shares for the benefit of all Shareholders. See “Incentive Plan Awards – Share Option Plan”.

Benchmarking

The total compensation for the executive officers is reviewed by the Committee and compared to the total compensation of similar positions of executives in other Canadian oil and gas exploration and production companies with a view to ensuring that such overall compensation packages are set at competitive levels relative to individual skill sets, expertise and the Corporation’s Peer Group. The Corporation reviews comparative compensation data received through annual compensation surveys, conducted by an independent consultant, Mercer (Canada) Limited (“Mercer”), for salary, benefits and incentive programs (“Independent Compensation Surveys”), as well as other compensation information derived from analysis of information based on oil and gas companies in Canada considered by the Committee to be most closely comparable with Perpetual for these purposes. When determining the appropriate comparison group for benchmarking purposes, the Committee recognizes measures such as market capitalization, production levels, enterprise value, and number of employees. The Corporation used the following companies based on average production of between 10,000 and 50,000 boe/d with at least 60% natural gas production for its Peer Group in 2015: Advantage Oil & Gas Ltd.; Bellatrix Exploration Ltd.; Birchcliff Energy Ltd.; Cequence Energy Ltd.; Crew Energy Inc.; Dephi Energy Corp.; Kelt Exploration Ltd; Long Run Exploration Ltd.; NuVista Energy Ltd.; Painted Pony Petroleum Ltd.; Paramount Resources Ltd.; Pine Cliff Energy Ltd.; RMP Energy Inc.; SpyGlass Resources Corp; and Trilogy Energy Corp. (“Peer Group”).

Risks Associated with the Corporation’s Policies and Practices

The Committee and the Board have considered risks associated with Perpetual’s compensation program, and believes that there is no identified risk that is reasonably likely to have a material adverse effect on the Corporation. Several factors help to mitigate any risks associated with the compensation program, including the following:

1)	the relatively even distribution of compensation into short, medium and long term components;

2)	the fact that compensation policies and practices are shared between executives and other staff and do not differentiate between business units;

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3)	the fact that the compensation expense to executive officers does not represent a significant percentage of revenue; and

4)	with the exception of the Share Option Plan and Restricted Rights Plan, all compensation components impose a maximum earnable payout limit.

The Share Option Plan and Restricted Rights Plan will generally be settled with the issuance of common shares, and may only be settled in cash if deemed appropriate by the Corporation. Effective risk management and regulatory compliance, while not performance metrics themselves, are impliedly necessary in order to achieve every performance measure used in short-term incentives. Similarly, those considerations have a causal relationship with the market price of the Shares, which ties directly to any benefits received through the Restricted Rights Plan and the Share Option Plan. Further, in connection with the discretionary portion of the cash bonus plan, the Committee and the Board is able to consider other factors such as personal contributions to corporate performance and non-financial based elements of corporate performance which allows the Committee and the Board to consider whether executive officers have attempted to bolster short-term results at the expense of the long term success of the Corporation in determining executive compensation. In addition, the compensation package for NEOs is reviewed and assessed annually by the Committee and the Board which balances the level of risk taking while also focusing on generating long term and sustainable value for Shareholders. Furthermore, the Committee monitors compensation governance and risk assessment practices on an ongoing basis to ensure that the compensation program is appropriately structured.

The Corporation’s directors, officers and all employees are prohibited from selling, directly or indirectly, a security of the Corporation if such person selling such security does not own or has not fully paid for the security to be sold. In addition, directors, officers and employees of the Corporation are prohibited from, directly or indirectly, buying or selling a call or put in respect of a security of the Corporation. Notwithstanding these prohibitions, directors, officers and employees of the Corporation may sell a security which such person does not own if such person owns another security convertible into the security sold or an option or right to acquire the security sold and, within 10 days after the sale, such person: (i) exercises the conversion privilege, option or right and delivers the security so associated to the purchaser; or (ii) transfers the convertible security, option or right, if transferable to the purchaser.

Incentive Plan Awards

Option-Based Awards

Option-based awards are a part of Perpetual’s long term incentives. The CEO recommends to the Committee appropriate option-based awards under the Share Option Plan for executive officers. The Committee holds an in-camera session and determines an appropriate level of Options for the CEO. The Committee then considers the propriety of all Options having regard to the Corporation’s compensation philosophy and criteria, and determines what recommendation will be made to the Board. Upon receipt of such recommendation, the Board determines whether to approve the granting of Options for executives. The number of Options granted by the Board is based on the experience level, contribution potential, and performance of the individual receiving the Options as well as competitor Peer Group compensation practices and the expected value of the option. Previous grants of Option-based awards are taken into account when considering new grants. If an amendment to the Share Option Plan is suggested, the Committee first considers whether such amendment would be appropriate to recommend to the Board; following such a recommendation, the Board as a whole considers whether to approve the potential amendment. See “Compensation Discussion and Analysis – Elements. Objectives and Design of Executive Compensation – Long Term Incentives” above and “Share Option Plan” below.

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Share Option Plan

The Share Option Plan permits the granting of Options to officers, directors, employees, consultants and other service providers (“Optionees”) of Perpetual and its subsidiaries. The Share Option Plan is intended to afford persons who provide services to Perpetual an opportunity to obtain an ownership interest in Perpetual by permitting them to purchase Shares, thereby aligning Optionees with the interests of Shareholders and to aid in attracting as well as retaining and encouraging the continued involvement of such persons with Perpetual.

The maximum number of Shares issuable on exercise of Options in combination with Restricted Rights outstanding at any time under all security based compensation arrangements shall be limited, in the aggregate, to 10% of the issued and outstanding Shares. As at December 31, 2015 this maximum number of Shares issuable was 38,228,826 Shares. In 2015, 2,150,000 Shares were issued under the Share Option Plan, representing 5.62% of the maximum issuable. Any increase in the issued and outstanding Shares (whether as a result of exercise of Options, or otherwise) will result in an increase in the number of Shares that may be issued on exercise of Options outstanding at any time and any increase in the number of Options granted, upon exercise, makes new grants available under the Share Option Plan. Options that are cancelled, terminated or expire prior to exercise of all or a portion thereof shall result in the Shares that were reserved for issuance thereunder being available for a subsequent grant of Options pursuant to the Share Option Plan.

As of February 12, 2016, 14,755,782 Options have been issued and will convert to 14,755,782 Shares upon exercise, which number has been reserved for issuance under the Share Option Plan and which represents 1.41% of the total outstanding Shares. Of the 14,755,782 Options issued, 4,481,468 had not vested in accordance with their terms.

The number of Shares issuable pursuant to Options granted under the Share Option Plan or any other security based compensation arrangements of Perpetual: (i) to insiders at any time may not exceed 10% of the outstanding Shares; and (ii) issued to insiders within any one year period may not exceed 10% of the outstanding Shares. In addition, the number of Shares issuable at any time pursuant to Options to directors that are not officers or employees of Perpetual or its subsidiaries may not in the aggregate exceed 1% of the outstanding Shares. The value of Options granted to any one director of the Corporation who is not an officer or employee of the Corporation or its subsidiaries during a calendar year, as calculated on the date of grant, shall not exceed $100,000. Options granted under the Share Option Plan are personal to the Optionee and are not assignable except to a “permitted assignee” which means, for an Optionee, (i) an executor, trustee, custodian or administrator acting on behalf of, or for the benefit of the Optionee; (ii) a holding entity of the Optionee; (iii) a RRSP, RRIF, or TFSA of the Optionee; (iv) a spouse of the Optionee; (v) a trustee, custodian, or administrator acting on behalf of, or for the benefit of the spouse of the Optionee; (vi) a holding entity of the spouse of the Optionee; or (vii) a registered charity or foundation.

Options will have a term not to exceed five years and, subject to the terms of the Share Option Plan, will vest in such manner as determined by the Board. In the absence of any determination to the contrary, Options will vest and be exercisable as to one-fourth on each of the first, second, third and fourth anniversaries of the date of grant, subject to the acceleration of vesting in the discretion of the Board. If an Option is set to expire within any “Black Out Period” (as such term is defined in the Share Option Plan) or within ten (10) business days following the end of a Black Out Period and the Optionee is subject to the Black Out Period, the expiry date of the Option shall be extended for ten (10) business days following the Black Out Period.

The exercise price of any Options granted will be determined by the Board, provided that the exercise price shall not be less than the volume weighted average trading price of the Shares on the TSX (or other stock exchange on which the Shares may be listed) for the five consecutive trading days immediately preceding the date of grant.

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The Share Option Plan provides Optionees with an election, if permitted by the Board, for a cashless exercise (“Cashless Exercise”) of an Optionee’s vested and exercisable Options. If an Optionee elects a Cashless Exercise the Optionee shall surrender each Option in exchange for the issuance by Perpetual of that number of Shares equal to the number determined by dividing the Market Price (as defined in the Share Option Plan and as calculated as at the date of exercise) into the difference between the Market Price and the exercise price of such Option. In addition, the Share Option Plan also provides that an Optionee has the right to make an offer (the “Surrender Offer”) to Perpetual to surrender any of the Options held by such person for an amount (not to exceed the fair market value) specified therein by the Optionee and Perpetual may, but is not obligated to, accept the Surrender Offer, subject to any regulatory approval required.

If an Optionee ceases to be a Service Provider (as defined in the Share Option Plan) for any reason, the Optionee shall have a period not in excess of six months as prescribed at the time of grant (12 months in the case of death), succeeding his or her ceasing to be a Service Provider to exercise Options held to the extent that the Optionee was entitled to exercise the options at the date of such cessation.

In the event that the share capital of the Corporation is consolidated or subdivided prior to the exercise by the Optionee, in full, of any Option in respect of all of the shares granted or the Corporation pays a dividend upon the Common Shares by way of issuance to the holders thereof of additional Common Shares, Options with respect to any shares which have not been purchased at the time of any such consolidation, subdivision or stock dividend shall be proportionately adjusted so that the Optionee shall from time to time, upon the exercise of an Option, be entitled to receive the number of shares of the Corporation the Optionee would have held following such consolidation, subdivision or stock dividend if the Optionee had purchased the shares and had held such shares immediately prior to such consolidation, subdivision or stock dividend. Upon any such adjustments being made, the Optionee shall be bound by such adjustments and shall accept the terms of such Options in lieu of the Options previously outstanding.

At the sole discretion of the Board, vesting of Options may be accelerated and all unexercised Options may be exercised prior to the expiry date of such Option upon the effective date of a “change of control” of Perpetual or its subsidiaries and affiliates. A “change of control” is deemed to occur upon the effective date of the earlier of any of the following events, provided that such event results in an actual change of control to Perpetual or its subsidiaries and affiliates: (a) the issuance to or acquisition by any person, or group of persons acting in concert excluding officers, directors or other insiders of Perpetual or its subsidiaries and affiliates, of Shares which in the aggregate total 20% or more of the then outstanding issued Shares, as the case may be; or (b) a “take-over bid” as such term is defined in Multilateral Instrument 62-104.

Without the prior approval of the shareholders of Perpetual, as may be required by the TSX or the stock exchange upon which Perpetual Shares are listed for trading, the Board may not: (i) make any amendment to the Share Option Plan to increase the percentage of Shares issuable on exercise of outstanding Perpetual Options at any time, (ii) reduce the exercise price of any outstanding Options, (iii) extend the term of any outstanding Option beyond the original expiry date of such Option, (iv) increase the maximum limit on the number of securities that may be issued to insiders, (v) increase the maximum number of Shares issuable to directors who are not officers or employees of Perpetual or its subsidiaries, (vi) make any amendment to the Share Option Plan to permit an Optionee to transfer or assign Options to a new beneficial Optionee other than in the case of death of the Optionee, or (vii) amend the restrictions on amendments that are provided in the Share Option Plan. Subject to the restrictions set out above, the Board may amend or discontinue the Share Option Plan and Options granted thereunder without shareholder approval; provided any amendment to the Share Option Plan that requires approval of any stock exchange on which the Shares are listed for trading may not be made without approval of such stock exchange. In addition, no amendment to the Share Option Plan or Options granted pursuant to the Share Option Plan may be made without the consent of the Optionee, if it adversely alters or impairs any Option previously granted to such Optionee.

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Share-Based Awards

Share-based awards are part of Perpetual’s medium term incentives and the Board has discretion to utilize share based awards as part of Perpetual’s annual bonus. See “Compensation Discussion and Analysis – Elements, Objectives and Design of Executive Compensation – Annual Bonus” and “Medium Term Incentives” above and “Restricted Rights Plan”.

Restricted Rights Plan

The Perpetual Restricted Rights Plan is intended to provide a combination of medium and long term incentives to persons who provide services to Perpetual. The Restricted Rights Plan will permit the granting of Restricted Rights to officers, directors, employees, consultants and other service providers (“Restricted Right Holders”) of Perpetual and its subsidiaries. Restricted Rights may also be used to pay a portion of employees’ annual bonus. Restricted Rights are generally issued to executives based on performance measures. See “Medium Term Incentives”.

The maximum number of Shares issuable on exercise of Restricted Rights in combination with Options, outstanding at any time under all security based compensation arrangements shall be limited, in the aggregate, to 10% of the issued and outstanding Shares. As at December 31, 2015 this maximum number of Shares issuable was 38,228,826 Shares. In 2015, 2,726,500 Shares were issued under the Restricted Rights Plan, representing 7.13% of the maximum issuable. Any increase in the issued and outstanding Shares (whether as a result of exercise of Restricted Rights, or otherwise) will result in an increase in the number of Shares that may be issued on exercise of Restricted Rights outstanding at any time and any increase in the number of Restricted Rights granted, upon exercise, makes new grants available under the Restricted Rights Plan. Restricted Rights that are cancelled, terminated or expire prior to exercise of all or a portion thereof shall result in the Shares that were reserved for issuance thereunder being available for a subsequent grant of Restricted Rights pursuant to the Restricted Rights Plan.

As of February 12, 2016, 40,000 Restricted Rights have been issued and will convert to 40,000 Shares upon exercise, which number has been reserved for issuance under the Restricted Rights Plan and which represents less than 1% of the total outstanding Shares. Of the 40,000 Restricted Rights issued, nil had not vested in accordance with their terms.

The number of Shares issuable pursuant to Restricted Rights granted under the Restricted Rights Plan or any other security based compensation arrangements of Perpetual: (i) to any one service provider may not at any time exceed 5% of the outstanding Shares; (ii) to insiders at any time may not exceed 10% of the outstanding Shares; and (iii) issued to insiders within any one year period may not exceed 10% of the outstanding Shares. In addition, the number of Shares issuable at any time pursuant to Restricted Rights to directors that are not officers or employees of Perpetual or its subsidiaries may not in the aggregate exceed 1% of the outstanding Shares. The value of Restricted Rights granted to any one director of the Corporation who is not an officer or employee of the Corporation or its subsidiaries during a calendar year, as calculated on the date of grant, shall not exceed $100,000. Restricted Rights granted under the Restricted Rights Plan are personal to the Restricted Right Holder and are not assignable except to a “permitted assign” which means, for a Restricted Right Holder, (i) an executor, trustee, custodian or administrator acting on behalf of, or for the benefit of the Restricted Right Holder; (ii) a holding entity of the Restricted Right Holder; (iii) a RRSP, RRIF, or TFSA of the Restricted Right Holder; (iv) a spouse of the Restricted Right Holder; (v) a trustee, custodian, or administrator acting on behalf of, or for the benefit of the spouse of the Restricted Right Holder; (vi) a holding entity of the spouse of the Restricted Right Holder; or (vii) a registered charity or foundation.

Restricted Rights will have a term not to exceed five years and, subject to the terms of the Restricted Rights Plan, will vest in such manner as determined by the Board. In the absence of any determination to the contrary, Restricted Rights will vest and be exercisable as to one-third on each of the grant date, first and second anniversaries of the date of grant, subject to the acceleration of vesting in the discretion

PERPETUAL ENERGY INC.	MANAGEMENT INFORMATION CIRCULAR	Page 25

of the Board. If a Restricted Right is set to expire within any “Black Out Period” (as such term is defined in the Restricted Rights Plan) or within ten (10) business days following the end of a Black Out Period and the Restricted Right Holder is subject to the Black Out Period, the expiry date of the Restricted Right shall be extended for ten (10) business days following the Black Out Period.

The exercise price of any Restricted Rights granted will be $0.01 per Share. In addition, the number of Restricted Rights (whether exercisable or not) of a Restricted Right Holder will be increased on a dollar for dollar basis by the amount of any monthly dividends which would have accumulated to the Restricted Right Holder if the Restricted Rights were held as Shares by the Restricted Right Holder enrolled in the Dividend Reinvestment component of Perpetual’s Premium Dividend™ and Dividend Reinvestment Plan from the day of the grant of the Restricted Rights up to and including the date of delivery of an exercise notice by a Restricted Right Holder with respect to such Restricted Rights.

The Restricted Rights Plan provides Restricted Right Holders with an election, if permitted by the Board, for a cashless exercise (“Cashless Exercise”) of a Restricted Right Holder’s vested and exercisable Restricted Rights. If a Restricted Right Holder elects a Cashless Exercise the Restricted Right Holder shall surrender each Restricted Right in exchange for the issuance by Perpetual of that number of Shares equal to the number determined by dividing the closing price of the Shares on the TSX on the date of exercise of such Restricted Rights into the difference between such closing price and the exercise price of such Restricted Right. In addition, the Restricted Rights Plan also provides that a Restricted Right Holder has the right to make an offer (the “Surrender Offer”) to Perpetual to surrender any of the Restricted Rights held by such person for an amount (not to exceed the fair market value) specified therein by the Restricted Right Holder and Perpetual may, but is not obligated to, accept the Surrender Offer, subject to any regulatory approval required.

If a Restricted Right Holder ceases to be a Service Provider for any reason, the Restricted Right Holder shall have a period not in excess of thirty days as prescribed at the time of grant (six months in the case of death), succeeding his or her ceasing to be a Service Provider to exercise Restricted Rights held to the extent that the Restricted Right Holder was entitled to exercise the Restricted Rights at the date of such cessation.

In the event that the share capital of the Corporation is consolidated or subdivided prior to the exercise by the holder of Restricted Rights, in full, of any Restricted Rights in respect of all of the shares granted or the Corporation pays a dividend upon the Common Shares by way of issuance to the holders thereof of additional Common Shares, Restricted Rights with respect to any shares which have not been purchased at the time of any such consolidation, subdivision or stock dividend shall be proportionately adjusted so that the holder of Restricted Rights shall from time to time, upon the exercise of a Restricted Right, be entitled to receive the number of shares of the Corporation the holder of Restricted Rights would have held following such consolidation, subdivision or stock dividend if the holder of Restricted Rights had purchased the shares and had held such shares immediately prior to such consolidation, subdivision or stock dividend. Upon any such adjustments being made, the holder of Restricted Rights shall be bound by such adjustments and shall accept the terms of such Restricted Rights in lieu of the Restricted Rights previously outstanding.

At the sole discretion of the Board, vesting of Restricted Rights may be accelerated and all unexercised Restricted Rights may be exercised prior to the expiry date of such Restricted Rights upon the effective date of a “change of control” of Perpetual or its subsidiaries and affiliates. A “change of control” is deemed to occur upon the effective date of the earlier of any of the following events, provided that such event results in an actual change of control to Perpetual or its subsidiaries and affiliates: (a) the issuance to or acquisition by any person, or group of persons acting in concert excluding officers, directors or other insiders of Perpetual or its subsidiaries and affiliates, of Shares which in the aggregate total 20% or more of the then outstanding issued Shares, as the case may be; or (b) a “take-over bid” as such term is defined in Multilateral Instrument 62-104.

PERPETUAL ENERGY INC.	MANAGEMENT INFORMATION CIRCULAR	Page 26

Without the prior approval of the shareholders of Perpetual, as may be required by such exchange, the Board may not: (i) make any amendment to the Restricted Rights Plan to increase the percentage of Shares issuable on exercise of outstanding Restricted Rights at any time, (ii) reduce the exercise price of any outstanding Restricted Rights, (iii) extend the term of any outstanding Restricted Right beyond the original expiry date of such Restricted Right, (iv) increase the maximum limit on the number of securities that may be issued to insiders, (v) increase the maximum number of Shares issuable to directors who are not officers or employees of Perpetual or its subsidiaries, (vi) make any amendment to the Restricted Rights Plan to permit a Restricted Right Holder to transfer or assign Restricted Rights to a new beneficial Restricted Right Holder other than in the case of death of the Restricted Right Holder, or (vii) amend the restrictions on amendments that are provided in the Restricted Rights Plan. Subject to the restrictions set out above, the Board may amend or discontinue the Restricted Rights Plan and Restricted Rights granted thereunder without shareholder approval; provided any amendment to the Restricted Rights Plan that requires approval of any stock exchange on which the Shares are listed for trading may not be made without approval of such stock exchange. In addition, no amendment to the Restricted Rights Plan or Restricted Rights granted pursuant to the Restricted Rights Plan may be made without the consent of the Restricted Right Holder, if it adversely alters or impairs any Restricted Right previously granted to such Restricted Right Holder.

Performance Graph

The following graph illustrates changes from December 31, 2011 to December 31, 2015, in cumulative Shareholder return, assuming an initial investment of $100 in Shares with all cash distributions/dividends reinvested, compared to the S&P/TSX Composite Index and the S&P/TSX Capped Energy Trust Index with all dividends and distributions reinvested.

	31-Dec-11	31-Dec-12	31-Dec-13	31-Dec-14	31-Dec-15

Perpetual Energy Inc.	35	29	28	22	1

S&P TSX Composite Index	89	92	101	125	97

S&P TSX Capped Energy Index	83	77	84	74	50

From December 31, 2011 to December 31, 2015, Perpetual’s Share price has decreased by 98.7% with a corresponding decrease in the S&P/TSX Composite Index of 3.2% and decrease in the S&P/TSX Capped Energy Index of 50%. During this period, total base salary and benefits and annual bonus compensation (excluding medium and long term incentives) of NEOs increased by 1.59%, or a simple average of 0.3% per year over the five year period. The CEO’s base salary has not increased since 2009.

PERPETUAL ENERGY INC.	MANAGEMENT INFORMATION CIRCULAR	Page 27

Share and option-based compensation form important components of total compensation and their value to the NEOs increases and decreases with the price of the Common Shares. Value realized by NEOs upon vesting and expiration of option and share based awards related to medium and long term compensation during the past five years have been modest to negligible.

With the minimal increase in annual compensation for NEOs over the past five years, the trend of flat Share performance over the last three years particularly shown in the above graph provides a meaningful comparison to the trend in the Corporation’s compensation paid to the NEOs.

Summary Compensation Table

Outlined below is a summary description of the compensation earned by the NEOs, being the CEO, the Chief Financial Officer (“CFO”) and the three additional most highly compensated executive officers of Perpetual whose total compensation exceeds $150,000 in the three most recently completed financial years.

NEO Name and Principal Position	Year	Salary ($) (1)	Share-based Awards (Restricted Rights) (2,3) ($)	Option- based Awards (Share Options) (3) ($)	Annual Incentive Plans (Cash Bonus) (4,5) ($)	All Other Compensation (5,6) ($)	Total Compensation ($)

Susan L. Riddell Rose President and Chief Executive Officer	2015	384,750	533,920	100,073	nil	33,096	1,051,839
	2014	405,000	237,850	402,292	221,000	36,338	1,302,480
	2013	405,000	32,279	187,107	370,100	36,675	1,031,161

Cameron R. Sebastian Vice President, Finance and Chief Financial Officer	2015	299,927	308,320	45,488	112,900	26,735	793,370
	2014	315,000	100,500	186,778	110,000	29,925	742,203
	2013	315,000	17,365	112,264	160,300	29,925	634,854

Marcello M. Rapini Vice President, Marketing	2015	290,427	340,260	45,488	113,600	26,022	815,797
	2014	305,000	97,150	186,778	110,000	29,175	728,103
	2013	305,000	25,888	112,264	153,800	29,175	626,127

Gary C. Jackson Vice President, Land, Acquisitions & Divestitures	2015	261,782	306,020	39,119	105,100	23,874	735,905
	2014	275,000	88,775	158,043	100,000	26,925	648,743
	2013	275,000	15,236	101,038	167,000	26,925	585,199

Jeffrey R. Green Vice President, Corporate & Engineering Services	2015	247,948	288,900	39,119	98,200	22,836	697,003
	2014	260,000	83,750	158,043	100,000	25,650	627,443
	2013	260,000	13,170	95,425	132,600	25,800	526,995

Notes:

(1)	Reduction in 2015 salary due to office closures;

PERPETUAL ENERGY INC.	MANAGEMENT INFORMATION CIRCULAR	Page 28

(2)

Share based awards include Restricted Rights granted and Restricted Rights issued on settlement of Performance Share Rights. 2013 share based awards were a result of the 2011 Performance Share Rights which had a 0.5x multiplier. NEOs were granted Performance Share Rights in 2011 as follows: Sue Riddell Rose 50,000; Cam Sebastian 26,900; Marcello Rapini 40,100; Gary Jackson 23,600; Jeff Green 20,400. The 2014 share based awards were a result of the 2012 Performance Share Rights which had a 0.5x multiplier. NEOs were granted Performance Share Rights in 2012 as follows: Sue Riddell Rose 355,000; Cam Sebastian 150,000; Marcello Rapini 145,000; Gary Jackson 132,500; Jeff Green 125,000. The 2015 share based awards were a result of the 2013 Performance Share Rights which had a 2x multiplier. NEOs were granted Performance Share Rights in 2013 as follows: Sue Riddell Rose 284,000; Cam Sebastian 164,000; Marcello Rapini 159,000; Gary Jackson 143,000; Jeff Green 135,000. Excluded from share based awards are PSRs granted as described under “Medium Term Incentives”. These PSRs are recorded when settled at vesting through issuance of Restricted Rights or other compensation. NEOs were granted Performance Share Rights in 2015 as follows: Sue Riddell Rose 310,000; Cam Sebastian 150,000; Marcello Rapini 145,000; Gary Jackson 130,000; Jeff Green 125,000. NEOs were granted Performance Share Rights in 2014 as follows: Sue Riddell Rose 324,000; Cam Sebastian 153,000; Marcello Rapini 149,000; Gary Jackson 134,000; Jeff Green 127,000.

(3)

Dollar amounts are based on grant date fair value of the awards. Grant date fair value of option based awards are calculated using the Black Scholes or Hull White trinomial option valuation model. The valuation methodology is based on a number of variables including share volatility, a dividend yield, risk-free interest rate, market price, award exercise price and the option term. Perpetual typically grants Options that vest equally over a three-year period or vest equally over a four-year period. During 2015 as part of its regular annual compensation, the Corporation granted Options to executives in August 2015.

(4)	Cash bonus generally pertains to results from the previous calendar year.
(5)

The bonus earned for the 2015 bonus year was paid in February 2016 as follows: Susan Riddell Rose $0; Cam Sebastian $0; Marcello Rapini $0; Gary Jackson $0; Jeff Green $0. Payment of the bonus earned for the 2014 bonus year payable in February 2015 for Susan Riddell Rose of $303,800 is deferred until a future date as determined by the Board.

(6)	Includes amounts paid under Perpetual’s employee savings program as well as a parking allowance.

PERPETUAL ENERGY INC.	MANAGEMENT INFORMATION CIRCULAR	Page 29

Incentive Plan Awards

Outstanding Share-based Awards and Option-based Awards

The following table sets forth all Options and Restricted Rights awards outstanding for each NEO as at December 31, 2015.

Name	Option based Awards (Options)				Share-based Awards (Restricted Rights)
	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options(1) ($)	Number of Restricted Rights that have not vested(2) (#)	Market or payout value of share- based awards that have not vested(1) ($)	Market or payout value of vested share based awards not paid out or distributed ($)

Susan L. Riddell Rose	400,000	1.26	May 31, 2016	Nil	Nil	Nil	Nil
	946,000	1.03	July 24, 2016	Nil
	500,000	1.11	August 20, 2017	Nil
	560,000	2.06	August 18, 2018	Nil
	550,000	0.69	August 19, 2020	Nil

Cameron R. Sebastian	150,000	1.26	May 31, 2016	Nil	Nil	Nil	Nil
	404,000	1.03	July 24, 2016	Nil
	300,000	1.11	August 20, 2017	Nil
	260,000	2.06	August 18, 2018	Nil
	250,000	0.69	August 19, 2020	Nil

Marcello M. Rapini	150,000	1.26	May 31, 2016	Nil	Nil	Nil	Nil
	386,000	1.03	July 24, 2016	Nil
	300,000	1.11	August 20, 2017	Nil
	260,000	2.06	August 18, 2018	Nil
	250,000	0.69	August 19, 2020	Nil

Gary C. Jackson	125,000	1.26	May 31, 2016	Nil	Nil	Nil	Nil
	354,000	1.03	July 24, 2016	Nil
	270,000	1.11	August 20, 2017	Nil
	220,000	2.06	August 18, 2018	Nil
	215,000	0.69	August 19, 2020	Nil

Jeffrey R. Green	125,000	1.26	May 31, 2016	Nil	Nil	Nil	Nil
	334,000	1.03	July 24, 2016	Nil
	255,000	1.11	August 20, 2017	Nil
	220,000	2.06	August 18, 2018	Nil
	215,000	0.69	August 19, 2020	Nil

Notes:

(1)

Calculated based on the difference between the market value of the Shares as at December 31, 2015 ($0.05/share) and the exercise price for both vested and unvested Options and Restricted Rights, as the case may be.

(2)	Holders of Restricted Rights are entitled to one Share of Perpetual per Restricted Right. See “Restricted Rights Plan”.

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Incentive Plan Awards – Value Vested or Earned During the Year

The following table reflects the value vested or earned during the 2015 calendar year of all Share Options and Restricted Rights awards for each NEO.

Name	Option-based awards (Options) Value vested during the year(1) ($)	Share-based awards (Restricted Rights) Value vested during the year(1)(2) ($)	Non-equity incentive plan compensation Value earned during the year ($)

Susan L. Riddell Rose	Nil	533,920	Nil

Cameron R. Sebastian	Nil	308,320	Nil

Marcello M. Rapini	Nil	340,260	Nil

Gary C. Jackson	Nil	306,020	Nil

Jeffrey R. Green	Nil	288,900	Nil

Note:

(1)	Calculated based on the difference between the market price of the Shares on the vesting date and the exercise price on the vesting date.
(2)	All shared-based awards were from vested 2013 PSR grant.

Pension Plan Benefits

The Corporation does not have a pension plan in place for any executive officers or directors.

Termination and Change of Control Benefits

Executive Employment Contracts

Each NEO is a party to an executive employment contract with the same material terms (collectively, the “Employment Contracts”). All Employment Contracts contain change of control provisions. “Change of control” in the Employment Contracts has the same meaning as in the Share Option Plan and Restricted Rights Plan, but with additional parameters: for the purpose of the Employment Contracts, a “change of control” will also occur upon the entering into by Perpetual of any agreement to merge or amalgamate with, be absorbed into or be acquired by a non-Perpetual affiliated entity, or upon the sale to a non-arm’s length third party of more than 60% of those Perpetual voting securities held by Clayton H. Riddell and associated entities. Notwithstanding the broader change of control provisions, the Board only has the discretion pursuant to the Employment Contract to accelerate the vesting provisions of unvested Options in circumstances where (a) there is the acquisition by anyone (other than insiders of Perpetual) of Shares which in the aggregate total more than 20% of the then issued and outstanding Shares, or (b) pursuant to an offer for the acquisition of Shares, the offeror has taken up and paid for, together with Shares already held, in the aggregate 20% or more of the then outstanding Shares.

The termination payment (“Termination Payment”) under the Employment Contracts generally consists of annual base salary earned and vacation pay accrued and owing up to the date of termination, a retiring allowance of 1.5 times then annual base salary plus annual savings plan contribution (7.5%), a benefits allowance of 0.2 times base salary, a bonus allowance equal to 1.5 times the average yearly bonus received by the executive over the three years prior to the termination date and a service allowance equal to 0.1 times up to a maximum of 1.0 times the executive’s base salary for every full and completed year of service following the executive’s 15th anniversary of employment. Required withholdings are deducted from all components of the Termination Payment.

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The Termination Payment is paid, in all cases within 10 days of the termination date, upon the occurrence of the following events (“Termination Payment Events”): (a) if the NEO so elects within three months following a change of control; (b) if the NEO terminates his or her contract due to constructive dismissal within three months of change of control; and (c) if the NEO is terminated without cause. In exchange for the termination payment, the NEO must execute a release of liability, which includes confidentiality provisions respecting, amongst other things, the terms of the release.

The Employment Contract may also terminate upon mutual written agreement of the parties, or upon the executive providing two (2) months written notice. In those circumstances, and in circumstances where the NEO is terminated for just cause, the only payment owed to the NEO is annual base salary up to the termination date plus any outstanding vacation pay and approved expenses. Short and long term disability benefits cease as of the termination date.

NEOs are also bound by the Employment Contract to keep a broad range of information confidential for an indefinite period of time following termination. Further, the agreements provide that each NEO must not, for a period of twelve (12) months after the termination date, directly or indirectly solicit, induce, encourage or facilitate employees or consultants of the Corporation to leave the employment or consulting relationship of the Corporation. Waiver of a breach of any provisions of the Employment Contracts is not binding unless in writing; such a waiver is not a waiver of any other or subsequent breach.

Furthermore, as a term of the Employment Contracts, each NEO is required to own Shares, which represents a minimum of 0.5 times their base salary based on the greater of the acquisition cost or market value of the shares. A time period of up to five years from the date of execution of the Employment Contracts is provided to accumulate the required ownership, which as of the date hereof, a number of NEOs have already satisfied. Incorporating the provisions noted above, all NEOs are within the guidelines of their Employment Contracts.

In the event of a Termination Payment Event effective December 31, 2015, the total Termination Payment that would have been received by each NEO pursuant to the applicable Employment Contract is as follows:

		Termination Payments

Named Executive Officer	Retiring Allowance ($)	Benefits/Bonus/Service Allowance ($)	Total ($)	Change of Control ($)

Susan L. Riddell Rose	692,005	528,450	1,220,455	1,220,455

Cameron R. Sebastian	538,226	254,600	792,826	792,826

Marcello M. Rapini	521,140	249,700	770,840	770,840

Gary C. Jackson	469,880	241,050	710,930	710,930

Jeffrey R. Green	444,250	217,400	616,650	661,650

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DIRECTOR COMPENSATION

Director Compensation Table

The following table set out all amounts of compensation provided to Perpetual’s non-management directors in 2015.

Name	Fees earned ($)	Share-based awards (DSUs) (1)(2) ($)	Option- based awards (Options) (2) ($)	Non- equity incentive plan compen- sation ($)	Pension value ($)	All other compen- sation ($)	Total ($)

Karen A. Genoway (3)	64,000	12,567	5,459	Nil	Nil	Nil	82,026

Randall E. Johnson	74,500	12,567	5,459	Nil	Nil	Nil	92,526

Robert A. Maitland	82,000	12,567	5,459	Nil	Nil	Nil	100,026

Geoffrey C. Merritt	89,500	12,567	5,459	Nil	Nil	Nil	107,526

Donald J. Nelson	71,500	12,567	5,459	Nil	Nil	Nil	89,526

Clayton H. Riddell	72,000	25,134	10,917	Nil	Nil	Nil	108,051

Howard R. Ward	65,500	12,567	5,459	Nil	Nil	Nil	83,526

Notes:

(1)

Deferred Shares (“DSUs”) vest upon retirement and are payable at the sole discretion of the Corporation, in (i) Restricted Rights (with a 30 day expiry term), (ii) cash, (iii) Shares purchased on the open market, or (iv) a combination of the foregoing. The DSUs are calculated based on the five-day volume weighted average trading price of the Shares on the TSX calculated at the date of retirement.

(2)

Dollar amounts are based on grant date fair value of the awards. Grant date fair value of option based awards are calculated using the Black Scholes or Hull-White trinomial option valuation model. The valuation methodology is based on a number of variables including share volatility, a dividend yield, risk-free interest rate, market price, award exercise price and the option term.

(3)	Karen A. Genoway is retiring from the Board and will not be standing for re-election at the Meeting.

For 2015, all directors, with the exception of Ms. Riddell Rose, received annual compensation in the amount of $40,000 per annum and the Chairman of the Board received $60,000 per annum. In addition, for each meeting attended (including regular Board meetings, special Board meetings and committee meetings), the directors received $1,500. The chair of the Audit Committee received an additional $15,000 per annum and the chair of every other committee received an additional $7,500 per annum.

Commencing in 2016 the Board has agreed that all directors, with the exception of Ms. Riddell Rose, will voluntarily reduce their annual retainer by 35% to $25,000 per annum and the Chairman of the Board will receive $45,000 per annum. This director fee reduction by the Board will result in cash savings of approximately $90,000 per annum for the seven re-elected directors.

The Corporation maintains ownership guidelines for directors as a way of aligning directors and Shareholder interests. Directors are expected to own Shares, the number of which represents a minimum of three times the annual base retainer at any given time and is based on the greater of the acquisition cost or market value of the Shares. Deferred Shares are included in the share ownership amount. Directors are required to continuously maintain his/her ownership of Shares in the Corporation at three times the annual base retainer and as such, any increases over time to the annual base retainer,

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the Directors shall have until July 1st of the year following any such increase in annual base retainer being made to increase his/her ownership of Shares to the required amount. For new directors, a time period of up to five years is provided to accumulate the required ownership. Incorporating the provisions noted above, all directors meet Perpetual’s required share ownership guidelines.

Share-Based Awards, Option-Based Awards and Non-Equity Incentive Plan Compensation

The following table sets forth all Share Options and Restricted Rights awards outstanding for each non-management director as at December 31, 2015.

	Option-based Awards (Options)				Share-based Awards (DSUs)

Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options (1) ($)	Number of DSUs that have not vested (#)	Market or payout value of share- based awards that have not vested (1) ($)

Karen A. Genoway (2)	15,625	1.26	May 31, 2016	Nil	59,300	2,372
	40,000	1.03	July 24, 2016	Nil
	40,000	1.11	August 20, 2017	Nil
	30,000	2.06	August 18, 2018	Nil
	30,000	0.69	August 19, 2020	Nil

Randall E. Johnson	15,625	1.26		Nil	59,300	2,372
	40,000	1.03	May 31, 2016	Nil
	40,000	1.11	July 24, 2016	Nil
	30,000	2.06	August 20, 2017	Nil
	30,000	0.69	August 18, 2018	Nil
			August 19, 2020

Robert A. Maitland	15,625	1.26	May 31, 2016	Nil	59,300	2,372
	40,000	1.03	July 24, 2016	Nil
	40,000	1.11	August 20, 2017	Nil
	30,000	2.06	August 18, 2018	Nil
	30,000	0.69	August 19, 2020	Nil

Geoffrey C. Merritt	15,625	1.26	May 31, 2016	Nil	59,300	2,372
	40,000	1.03	July 24, 2016	Nil
	40,000	1.11	August 20, 2017	Nil
	30,000	2.06	August 18, 2018	Nil
	30,000	0.69	August 19, 2020	Nil

Donald J. Nelson	15,625	1.26	May 31, 2016	Nil	59,300	2,372
	40,000	1.03	July 24, 2016	Nil
	40,000	1.11	August 20, 2017	Nil
	30,000	2.06	August 18, 2018	Nil
	30,000	0.69	August 19, 2020	Nil

Clayton H. Riddell	31,250	1.26	May 31, 2016	Nil	117,600	4,704
	80,000	1.03	July 24, 2016	Nil
	80,000	1.11	August 20, 2017	Nil
	60,000	2.06	August 18, 2018	Nil
	60,000	0.69	August 19, 2020	Nil

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	Option-based Awards (Options)				Share-based Awards (DSUs)

Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options (1) ($)	Number of DSUs that have not vested (#)	Market or payout value of share- based awards that have not vested (1) ($)

Howard R. Ward	15,625	1.26	May 31, 2016	Nil	59,300	2,372
	40,000	1.03	July 24, 2016	Nil
	40,000	1.11	August 20, 2017	Nil
	30,000	2.06	August 18, 2018	Nil
	30,000	0.69	August 19, 2020	Nil

Notes:

(1)

Calculated based on the difference between the market value of the Shares as at December 31, 2015 ($0.05/share) and the exercise price for both vested and unvested Share Options and DSUs, as the case may be.

(2)	Karen A. Genoway is retiring from the Board and will not be standing for re-election at the Meeting.

The following table sets forth the value vested or earned during the year of all Options and DSUs for each non-management director.

Name	Option-based awards (Options) Value vested during the year (1) ($)	Share-based awards (DSUs) Value vested during the year (2) ($)	Non-equity incentive plan compensation Value earned during the year ($)

Karen A. Genoway (3)	Nil	Nil	Nil

Randall E. Johnson	Nil	Nil	Nil

Robert A. Maitland	Nil	Nil	Nil

Geoffrey C. Merritt	Nil	Nil	Nil

Donald J. Nelson	Nil	Nil	Nil

Clayton H. Riddell	Nil	Nil	Nil

Howard R. Ward	Nil	Nil	Nil

Notes:

(1)	Calculated based on the difference between the market price of the Shares on the vesting date and the exercise price on the vesting date.
(2)	DSUs vest upon retirement from the Board.
(3)	Karen A. Genoway is retiring from the Board and will not be standing for re-election at the Meeting.

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Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights as at December 31, 2015	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans as at December 31, 2015

Equity Compensation Plan Approved by Shareholders	14,795,782 Shares	$1.27 per Share	23,433,044 Shares

Equity Compensation Plans Not Approved by Shareholders	Nil	n/a	Nil

Total	14,795,782 Shares	$1.27 per Share	23,433,044 Shares

CORPORATE GOVERNANCE DISCLOSURE

National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) requires that if management of an issuer solicits proxies from its securityholders for the purpose of electing directors, certain prescribed disclosure respecting corporate governance matters be included in its management information circular.

The prescribed corporate governance disclosure for Perpetual is that contained in Form 58-101F1 – Corporate Governance Disclosure (“Form 58-101F1 Disclosure”).

The Board is responsible for the overall governance and stewardship of the Corporation, and has put in place standards and benchmarks by which that responsibility can be measured. Set out below is a description of the Corporation’s current corporate governance practices, relative to the Form 58-101F1 Disclosure (which is set out below in italics).

At all meetings of the Board every question shall be decided by a majority of the votes cast on the question. In the case of equality of votes, the Chairman of the meeting shall be entitled to a second or casting vote.

1.	Board of Directors

(a)	Disclose the identity of directors who are independent.

Karen A. Genoway, Randall E. Johnson, Donald J. Nelson, Howard R. Ward, Robert A. Maitland and Geoffrey C. Merritt are independent directors of Perpetual. Karen A. Genoway is retiring from the Board and will not be standing for re-election at the Meeting.

(b)	Disclose the identity of directors who are not independent, and describe the basis for that determination.

Susan L. Riddell Rose is not independent as she is an executive officer of Perpetual. Clayton H. Riddell is not independent as he is an immediate family member of Susan L. Riddell Rose.

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(c)

Disclose whether or not a majority of directors are independent. If a majority of directors are not independent, describe what the board of directors (the board) does to facilitate its exercise of independent judgment in carrying out its responsibilities.

The Board of Directors consists of seven (7) directors, five (5) of whom are independent, therefore a majority (71%) of Perpetual’s directors are independent.

(d)	If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.

Certain directors are presently directors of other issuers that are reporting issuers (or the equivalent). See “Director Nominees” in this Information Circular.

(e)

Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held since the beginning of the issuer’s most recently completed financial year. If the independent directors do not hold such meetings, describe what the board does to facilitate open and candid discussion among its independent directors.

The independent directors meet without members of management and without non-independent directors at the end of every meeting of the Board of Directors and every meeting of any committee of the Board of Directors. Since the beginning of Perpetual’s most recently completed financial year, the independent directors have held in camera sessions without non-independent directors at every Board and independent committee meeting. See (g) below for the number of independent director meetings.

The Compensation and Corporate Governance Committee, Reserves Committee and Audit Committee are all made up of independent directors of Perpetual, while the Environmental, Health and Safety Committee is comprised of three independent directors. Their meetings provide another forum for open and candid discussion among Perpetual’s independent directors.

Further, the independent directors will meet on an ad hoc basis where circumstances warrant. Aside from the 22 independent director meetings highlighted in (g) below, there was no other separate meeting of the independent directors during the most recently completed financial year. The independent members of the Board are authorized to retain independent financial, legal and other experts as required whenever, in their opinion, matters come before the Board which requires an independent analysis by the independent members of the Board.

(f)

Disclose whether or not the chair of the board is an independent director. If the board has a chair or lead director who is an independent director, disclose the identity of the independent chair or lead director, and describe his or her role and responsibilities. If the board has neither a chair that is independent nor a lead director that is independent, describe what the board does to provide leadership for its independent directors.

The Chairman of the Board is Mr. Clayton H. Riddell who is not an independent director. As mentioned above, the independent directors meet regularly in the absence of Perpetual’s non-independent directors and management. Further, Perpetual’s independent directors are empowered to retain independent experts.

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Due to the large number of independent directors and their level of experience, Perpetual’s independent directors each play an important leadership role on the Board and have considerable influence on Board decisions. Each of the Board committees has an independent chairman that takes the leadership role during meetings of the independent directors related to the scope of each committee’s mandate. See “Director Nominees” in this information circular. To date, a lead director or independent chair has been deemed to be unnecessary for Perpetual.

(g)	Disclose the attendance record of each director for all board meetings held since the beginning of the issuer’s most recently completed financial year.

The attendance record for each director at Board and committee meetings held in 2015 is set forth in the table below.

Name	Board Meetings (1) Attended / Held	Audit Committee Meetings (1) Attended / Held	Compensation & Corporate Governance Committee Meetings (1) Attended / Held	Reserves Committee (1) Attended / Held	Environmental Health & Safety Committee (1) Attended / Held

Clayton H. Riddell	8/8	n/a	n/a	n/a	n/a

Susan L. Riddell Rose	8/8	n/a	n/a	2/2	3/3

Karen A. Genoway (2)	8/8	n/a	3/3	2/2	n/a

Randall E. Johnson	8/8	4/4	3/3	n/a	n/a

Robert A. Maitland	8/8	4/4	3/3	n/a	n/a

Geoffrey C. Merritt	8/8	4/4	n/a	2/2	3/3

Donald J. Nelson	8/8	n/a	n/a	2/2	3/3

Howard R. Ward	8/8	n/a	3/3	n/a	3/3

Notes:

(1)

Independent directors meetings, excluding management and non-independent directors, were held as in-camera sessions after each Board meeting and committee meeting in 2015 and an additional eight separate independent Board meetings were held in 2015.

(2)	Karen A. Genoway is retiring from the Board and will not be standing for re-election at the Meeting.

2.	Board Mandate

(a)	Disclose the text of the board’s written mandate. If the board does not have a written mandate, describe how the board delineates its role and responsibilities.

Perpetual has a written mandate for its Board and for its Board committees. The Board, or a committee of the Board, reviews these mandates on an annual basis. Perpetual’s directors have a corporate governance manual that is also reviewed on an annual basis. Revisions to these documents are made as required. Perpetual’s Board mandate is as follows:

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The Board must ensure the long term financial viability and operational efficiency of Perpetual. To help meet these objectives the Board must establish, implement and monitor procedures, policies and processes. Specifically, the Board must:

●	select and appoint directors; assess the contribution of the Board, committees and all directors annually; and evaluate the President and CEO of the Corporation;
●	plan the succession of the Board;
●	ensure an appropriate, formal orientation program for new Directors;
●	ensure that the Corporation performs efficiently and in accordance with its mandate by reviewing and approving:

O	the strategic direction of the Corporation, including the establishment of a strategic planning process and the monitoring of performance versus plans;
O	annual budgets as well as corporate objectives, including monitoring of performance and compliance;
O	the principal risks to the Corporation and ensuring the implementation of systems to manage these risks;
O	the internal control systems and disclosure control systems and processes, as evidenced in the Management Responsibility For Internal Control Policy and the Disclosure Policy;
O	succession planning, including appointing, training and monitoring the performance of senior management; and
O	the compensation of the senior management team.

3.	Position Descriptions

(a)

Disclose whether or not the board has developed written position descriptions for the chair and the chair of each board committee. If the board has not developed written position descriptions for the chair and/or the chair of each board committee, briefly describe how the board delineates the role and responsibilities of each such position.

Perpetual has developed written position descriptions for the Chairman of the Board and the Chairman of each Board committee. The Board charges each chair with overseeing each meeting and with ensuring that each committee discharges its duties in accordance with its committee mandate/charter.

(b)

Disclose whether or not the board and CEO have developed a written position description for the CEO. If the board and CEO have not developed such a position description, briefly describe how the board delineates the role and responsibilities of the CEO.

Perpetual has developed a written position description for its CEO.

4.	Orientation and Continuing Education

(a)	Briefly describe what measures the board takes to orient new directors regarding (i) the role of the board, its committees and its directors and (ii) the nature and operation of the issuer’s business.

The Board has an orientation program for all new directors, which provides new directors with access to all background documents of Perpetual, including its Corporate Governance Director’s Manual, all corporate records and prior Board materials. The orientation program is designed to build each director’s understanding of Perpetual’s operations and other relevant matters through

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introduction to members of Perpetual’s executive team, update sessions, technical overview sessions, and strategic planning sessions in conjunction with Board meetings throughout the year. All directors have a standing invitation to attend all committee meetings, regardless of membership, and new directors are encouraged to attend committee meetings as part of their orientation process. Further, the Environmental, Health and Safety Committee has periodic field site visits and all directors are invited to attend to become more closely educated on Perpetual’s operations.

(b)

Briefly describe what measures, if any, the board takes to provide continuing education for its directors. If the board does not provide continuing education, describe how the board ensures that its directors maintain the skill and knowledge necessary to meet their obligations as directors.

Perpetual is committed to an active program of training and development for its directors. Perpetual provides ongoing education and information for the Board through technical overview sessions, strategic planning sessions, regular reports from senior management on operations, finance and human resources activities, plant and operational site visits, internal presentations regarding aspects of Perpetual’s business and operations, public education seminars, industry analyst reports and conferences and presentations from external consultants from time to time.

5.	Ethical Business Conduct

(a)	Disclose whether or not the board has adopted a written code for the directors, officers and employees. If the board has adopted a written code:

(i)	Disclose how a person or company may obtain a copy of the code.

The Board has adopted a written Code of Business Conduct (the “Code”) for the directors, officers, employees and consultants of Perpetual. Each director, officer, employee and consultant of Perpetual is provided with a copy of the Code at the beginning of that person’s employment or tenure, and must complete a re-certification at the beginning of each calendar year. A copy of the Code is available for review on SEDAR at www.sedar.com and from Perpetual’s website at www.perpetualenergyinc.com.

(ii)	Describe how the board monitors compliance with its code, or if the board does not monitor compliance, explain whether and how the board satisfies itself regarding compliance with its code.

Upon commencement of their employment or tenure, each director, officer, employee and consultant of Perpetual is required to review the Code and certify in writing that the individual has read, understands, and is not in violation of the Code. This certification must also be used by a director, officer, employee or consultant to disclose any conflict of interest situation that arises during that individual’s employment or tenure. Directors of Perpetual are required to provide this certification annually to the CEO and Chairman of the Board. The Code itself requires individuals to seek input from their supervisor, the CEO or the CFO if they have any questions about a specific situation they may be involved in or aware of that relates to business ethics. If necessary, the directors are also encouraged to seek clarification of the Code from Perpetual’s Compensation and Corporate Governance Committee. The Whistleblower Policy allows for identification of individuals that also may not be in compliance with the code to be identified to the Chairman of the Audit Committee.

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(iii)

Provide a cross-reference to any material change report filed since the beginning of the issuer’s most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the code.

Perpetual has not filed any such material change reports.

(b)

Describe any steps the board takes to ensure directors exercise independent judgment considering transactions and agreements in respect of which a director or executive officer has a material interest.

Perpetual’s directors are required to immediately report any event that may give rise to a conflict of interest situation to the President and CEO of the Corporation. Many examples of potential conflict situations are enumerated in the Code. Any potential conflict of interest must also be reported and documented at the next meeting of the Board of Directors. A director may not vote on any matter where a conflict of interest situation exists. If a conflict exists that cannot be effectively managed, the Board may require the director to resign from any specific position giving rise to the conflict of interest or alternatively, may require the director to resign from the Board.

(c)	Describe any other steps the board takes to encourage and promote a culture of ethical business conduct.

Perpetual is committed to the highest standards of openness, honesty and accountability. To this end, in addition to the Code, Perpetual has in place an employee whistleblower program. This program provides an avenue for individuals to confidentially and anonymously report complaints and concerns regarding accounting, internal auditing controls or auditing matters without the fear of victimization, discrimination or disadvantage.

Furthermore, Perpetual conducts an annual employee survey using an external company to gauge the company’s fraud, compliance, controls and employee engagement.

6.	Nomination of Directors

(a)	Describe the process by which the board identifies new candidates for board nomination.

Perpetual has established a skills/competencies process that verifies the primary and secondary competencies of its member’s spectrum of knowledge and provide in aggregate the full experience required to fulfill the Board’s mandate.

The Board endeavours to ensure that its composition includes as many as possible of the following competencies:

●	Executive Leadership / Enterprise Management
●	Board and Corporate Governance Experience
●	Business Development
●	Strategic Planning
●	Risk Evaluation & Management
●	Operations
●	Project Management
●	Financial Literacy
●	Accounting
●	Corporate Finance

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●	Capital Markets
●	Reserve Evaluation
●	Human Resources / Executive Compensation
●	EH&S Management
●	Government/Public Policy
●	Legal
●	Communication / Investor Relations
●	other competencies as may from time to time be required

Perpetual’s Compensation and Corporate Governance Committee, consisting entirely of independent directors, considers and recommends candidates to fill new positions on the Board created either by expansion or vacancies created by the resignation, retirement or removal of any of the Corporation’s directors.

The Compensation and Corporate Governance Committee reviews candidates recommended by or to it. This review includes conducting inquiries into the backgrounds and qualifications of possible candidates. If the committee is satisfied that specific potential candidates would be suitable members of the Board, the committee recommends the director nominees for approval by the Board. The Compensation and Corporate Governance Committee further establishes an “evergreen” list of potential director candidates containing information regarding skills and experience.

(b)

Disclose whether or not the board has a nominating committee composed entirely of independent directors. If the board does not have a nominating committee composed entirely of independent directors, describe what steps the board takes to encourage an objective nomination process.

The Board does not have a separate nominating committee; however, it is the responsibility of the Compensation and Corporate Governance Committee to handle the nomination process. All of the directors on the Compensation and Corporate Governance Committee are independent. This ensures, among other things, that the nomination process is objective.

(c)	If the board has a nominating committee, describe the responsibilities, powers and operations of the nominating committee.

See (b) above.

7.	Compensation

(a)	Describe the process by which the board determines the compensation for the issuer’s directors and officers.

The Board has constituted a Compensation and Corporate Governance Committee to ensure that the Corporation’s compensation is fair, equitable, competitive and in line with the rest of industry in which Perpetual operates. The Compensation and Corporate Governance Committee also reviews and recommends the annual salary, incentive compensation and other benefits or perquisites of the executive and officers of Perpetual as well as the aggregate compensation of the employees of the Corporation. The Compensation and Corporate Governance Committee is also empowered to retain an outside consulting firm to evaluate the overall compensation arrangements for executives or to develop new compensation plans. Perpetual benchmarks the compensation of its officers and employees against the annual compensation survey/report prepared by Mercer (Canada) Limited and from public information disclosed relating to Perpetual’s Peer Group of oil and gas exploration and production corporations. See “Statement of Executive Compensation” in this Information Circular.

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The Compensation and Corporate Governance Committee makes recommendations to the Board to approve annual salaries, incentive compensation and other benefits for officers and for employees in aggregate. The Compensation and Corporate Governance Committee also makes recommendations for new or modified compensation plans if appropriate.

In addition, the Company reviews publically available peer data and has engaged third part consultants to assess director compensation. With respect to director’s compensation, when changes are considered, management reviews industry Peer Group practices as they relate to directors and makes recommendations. Generally if changes are recommended, a third party consultant is hired to review the recommendations and propose adjustments as required.

(b)

Disclose whether or not the board has a compensation committee composed entirely of independent directors. If the board does not have a compensation committee composed entirely of independent directors, describe what steps the board takes to ensure an objective process for determining such compensation.

Perpetual’s Compensation and Corporate Governance Committee is composed entirely of independent directors, to ensure, amongst other things, that the compensation process is objective.

(c)	If the board has a compensation committee, describe the responsibilities, powers and operation of the compensation committee.

The responsibilities, powers and operation of Perpetual’s Compensation and Corporate Governance Committee are set out in the Compensation and Corporate Governance Committee charter, which is available for review on Perpetual’s website at www.perpetualenergyinc.com.

8.	Other Board Committees

If the board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.

The Board has an Audit Committee, a Reserves Committee, a Compensation and Corporate Governance Committee and an Environmental, Health and Safety Committee. The charters of each of these Committees are available for review on Perpetual’s website at www.perpetualenergyinc.com.

9.	Assessments

Disclose whether or not the board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the board satisfies itself that the board, its committees, and its individual directors are performing effectively.

On an annual basis, the Compensation and Corporate Governance Committee assesses the effectiveness of the entire Board, as well as that of each director. To assist in this process, the Compensation and Corporate Governance Committee has created a Board Assessment and Evaluation Questionnaire, which is completed by each director annually. The first part of the Questionnaire assesses the overall effectiveness of the Board as a whole, based on a range of relevant factors. The second part of the Questionnaire is a Director Peer Feedback section, which assesses the contribution of each director based on a range of factors. The results of both parts of the Questionnaire are utilized to identify areas for improvement in performance of the Board and individual directors, and to also identify and evaluate requirements for new Board nominees.

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The Board Assessment and Evaluation Questionnaire is completed by the directors and returned to the CEO and Vice President, Corporate and Engineering Services and/or the Corporation’s Legal Assistant, who then compiles the results and communicates them to the Compensation and Corporate Governance Committee. The CEO and Vice President, Corporate and Engineering Services reviews the assessments, determines if any specific action is required related to suggestions for improvement or areas of concern, and follows up with members of the Board as required.

10.	Director Term Limits and Other Mechanisms of Board Term Limit

Disclose whether or not the issuer has adopted term limits for the directors on its board or other mechanisms of board Term Limit and, if so, include a description of those director term limits or other mechanisms of board Term Limit. If the issuer has not adopted director term limits or other mechanisms of board Term Limit, disclose why it has not done so.

Based on the recommendations of the Compensation and Corporate Governance Committee, the Board has adopted a Board Diversity and Term Limit Policy (the “Diversity and Term Limit Policy”). Under the Diversity and Term Limit Policy, the Compensation and Corporate Governance Committee annually reviews the skills and experience of the current directors of the Corporation to assess whether the Board’s skills and experience need to be strengthened in any area. In addition to considering the skills and experience of the Board, the Compensation and Corporate Governance Committee also assesses the knowledge, character and diversity of perspectives of all nominees to the Board and other factors such as independence of the directors to ensure that the Board is operating independently of management and performing at a high level of effectiveness.

The Board does not believe that fixed term limits or mandatory retirement ages are in the best interest of the Corporation; however, pursuant to the Diversity and Term Limit Policy the Governance Committee considers both the term of service and age of individual directors, the average term of the Board as a whole and turnover of directors over the prior years when proposing nominees for election of the directors of the Corporation. The Compensation and Corporate Governance Committee considers the benefits of regular renewal in the context of the needs of the Board at the time and the benefits of the institutional knowledge of the Board members.

11.	Policies Regarding the Representation of Women on the Board

(a)	Disclose whether the issuer has adopted a written policy relating to the identification and nomination of women directors. If the issuer has not adopted such a policy, disclose why it has not done so.

The Diversity and Term Limit Policy as adopted by the Board addresses the identification and nomination of women directors of the Corporation.

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(b)	If an issuer has adopted a policy referred to in (a), disclose the following in respect of the policy:

(i)	a short summary of its objectives and key provisions,

(ii)	the measures taken to ensure that the policy has been effectively implemented,

(iii)	annual and cumulative progress by the issuer in achieving the objectives of the policy, and

(iv)	whether and, if so, how the board or its nominating committee measures the effectiveness of the policy.

The main principle of the Diversity and Term Limit Policy is that Board nominations and executive officer appointments should be made on the basis of the skills, knowledge, experience and character of individual candidates and the requirements of the Board and management at the time. The Corporation is committed to a meritocracy and believes that considering the broadest group of individuals who have the skills, knowledge, experience and character required to provide leadership needed to achieve our business objectives, without reference to their age or gender is in the best interests of the Corporation and all of its stakeholders.

The Board recognizes the benefits of diversity within the Board and within management of the Corporation and, pursuant to the Diversity and Term Limit Policy, the Board encourages the consideration of the broadest group of individuals representative of the population of individuals generally known to meet the sought after criteria, who have the necessary skills, knowledge, experience and character when considering new potential candidates for the Board.

To ensure the effectiveness of Diversity and Term Limit Policy, the Compensation and Corporate Governance Committee will review the number of women considered or brought forward as potential nominees for Board positions and the skills, knowledge, experience and character of any such women candidates relative to other candidates to ensure that women candidates are being fairly considered relative to other candidates. The Compensation and Corporate Governance Committee will also review the number of women actually appointed and serving on the Board to evaluate whether it is desirable to adopt additional requirements or policies with respect to the diversity of the Board in the future.

12.	Consideration of the Representation of Women in the Director Identification and Selection Process

Disclose whether and, if so, how the board or nominating committee considers the level of representation of women on the board in identifying and nominating candidates for election or re-election to the board. If the issuer does not consider the level of representation of women on the board in identifying and nominating candidates for election or re-election to the board, disclose the issuer’s reasons for not doing so.

As a result of the Corporation’s commitment to meritocracy the level of representation of women on the Board is not considered in identifying and nominating candidates for election or re-election to the Board; however, pursuant to the Diversity and Term Limit Policy the Board encourages the consideration of the broadest group of individuals representative of the population of individuals generally known to meet the sought after criteria, who have the necessary skills, knowledge, experience and character when considering new potential candidates for the Board. The Compensation and Corporate Governance Committee will also review the number of women actually appointed and serving on the Board to evaluate whether it is desirable to adopt additional requirements or policies with respect to the diversity of the Board in the future.

PERPETUAL ENERGY INC.	MANAGEMENT INFORMATION CIRCULAR	Page 45

13.	Consideration Given to the Representation of Women in Executive Officer Appointments

Disclose whether and, if so, how the issuer considers the level of representation of women in executive officer positions when making executive officer appointments. If the issuer does not consider the level of representation of women in executive officer positions when making executive officer appointments, disclose the issuer’s reasons for not doing so.

As a result of the Corporation’s commitment to meritocracy the level of representation of women in executive officer positions is not considered when making executive officer appointments; however, pursuant to the Diversity and Term Limit Policy the Board encourages the consideration of the broadest group of individuals representative of the population of individuals generally known to meet the sought after criteria, who have the necessary skills, knowledge, experience and character when considering new potential candidates for executive officer positions. The Compensation and Corporate Governance Committee will also review the number of women actually appointed and serving as executive officers to evaluate whether it is desirable to adopt additional requirements or policies with respect to the diversity of management in the future.

14.	Issuer’s Targets Regarding the Representation of Women on the Board and in Executive Officer Positions

(a)

For purposes of this Item, a “target” means a number or percentage, or a range of numbers or percentages, adopted by the issuer of women on the issuer’s board or in executive officer positions of the issuer by a specific date.

(b)	Disclose whether the issuer has adopted a target regarding women on the issuer’s board. If the issuer has not adopted a target, disclose why it has not done so.

(c)	Disclose whether the issuer has adopted a target regarding women in executive officer positions of the issuer. If the issuer has not adopted a target, disclose why it has not done so.

(d)	If the issuer has adopted a target referred to in either (b) or (c), disclose:

(i)	the target, and

(ii)	the annual and cumulative progress of the issuer in achieving the target.

The Corporation has not imposed quotas or targets regarding the representation of women on the Board and in executive officer positions. The Board believes that imposing quotas or targets regarding the representation of women in executive officer positions would compromise the principles of meritocracy.

15.	Number of Women on the Board and in Executive Officer Positions

(a) Disclose the number and proportion (in percentage terms) of directors on the issuer’s board who are women (b) Disclose the number and proportion (in percentage terms) of executive officers of the issuer, including all major subsidiaries of the issuer, who are women.

PERPETUAL ENERGY INC.	MANAGEMENT INFORMATION CIRCULAR	Page 46

There are presently two women serving on the Board which represents approximately 25% of the number of directors on the Board.

There are presently three women serving in executive officer positions at the Corporation and its major subsidiaries which represent approximately 43% of the number of executive officer positions (excluding the Chairman) at the Corporation and its major subsidiaries.

GENERAL PROXY MATTERS

Solicitation of Proxies

This Information Circular is furnished in connection with the solicitation of proxies by the management of Perpetual to be used at the Meeting. Solicitations of proxies will be primarily by mail, subject to the use of the Notice and Access Provisions in relation to the delivery of the Information Circular, but may also be by written publication, in person or by telephone, fax, email or oral communication by directors, officers, employees or agents of Perpetual. All costs of the solicitation for the Meeting will be borne by Perpetual.

Appointment and Revocation of Proxies

Accompanying this Information Circular is a form of proxy for holders of Common Shares.

The persons named in the enclosed form of proxy are directors and officers of Perpetual. A Shareholder desiring to appoint a proxyholder other than the persons designated (who need not be a Shareholder) to represent such Shareholder at a Meeting, may do so either by inserting the name of the Shareholder appointee in the blank space provided in the form of proxy or by completing another form of proxy and, in either case, sending or delivering the completed proxy to the offices of Computershare Trust Company of Canada, Attention: Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1. The form of proxy must be received by Computershare Trust Company of Canada by 9:00 a.m. (Calgary time) on Tuesday, March 22, 2016 or, if the Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before the beginning of any adjournment of the Meeting. Failure to so deposit a form of proxy shall result in its invalidation.

A Shareholder who has given a form of proxy may revoke it as to any matter on which a vote has not already been cast pursuant to its authority by an instrument in writing executed by such Shareholder or by his attorney duly authorized in writing or, if the Shareholder is a corporation, by an officer or attorney thereof duly authorized, and deposited either at the above mentioned office of Computershare Trust Company of Canada on or before the second last business day immediately preceding the day of the Meeting or any adjournment thereof or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof.

Record Date

The record date for determination of Shareholders entitled to receive notice of and to vote at the Meeting is February 12, 2016. Shareholders of the Corporation of record as at the Record Date are entitled to receive notice of the Meeting and to vote those Shares included in the list of Shareholders entitled to vote at the Meeting prepared as at the Record Date, unless any such Shareholder transfers Shares after the Record Date and the transferee of those Shares, having produced properly endorsed certificates evidencing such Shares or having otherwise established that he or she owns such Shares, demands, not later than 10 days before the Meeting, that his or her name be included in the list of Shareholders entitled to vote at the Meeting, in which case such individual shall be entitled to vote such Shares at the Meeting.

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Signature of Proxy

The form of proxy must be executed by the Shareholder or his or her attorney authorized in writing, or if the Shareholder is a corporation, the form of proxy should be signed in its corporate name under its corporate seal by an authorized officer whose title should be indicated. A proxy signed by a person acting as attorney or in some other representative capacity should reflect such person’s capacity following his or her signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has been previously filed with Perpetual).

Voting of Proxies

The persons named in the accompanying form of proxy will vote the Shares in respect of which they are appointed in accordance with the direction of the Shareholder appointing them. In the absence of such direction, the Shares will be voted FOR the approval of the matters to be considered at the Meeting.

Exercise of Discretion of Proxy

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying Notice of Meeting and this Information Circular and with respect to other matters that may properly come before the Meeting. At the date of this Information Circular, management of Perpetual knows of no amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting. If other matters do properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in their best judgment.

Beneficial Holders of Shares

The information set forth in this section is provided to beneficial holders of shares of the Corporation who do not hold their shares in their own name (“Beneficial Shareholders”). Beneficial Shareholders should note that only proxies deposited by Shareholders whose names appear on the records of the Corporation as the registered holders of shares can be recognized and acted upon at the Meeting. If shares are listed in an account statement provided to a Beneficial Shareholder by a broker, then in almost all cases those shares will not be registered in the Beneficial Shareholder’s name on the records of the Corporation. Such shares will more likely be registered under the name of the Beneficial Shareholder’s broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which acts as nominees for many Canadian brokerage firms). Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, the broker/nominees are prohibited from voting shares for their clients. The Corporation does not know for whose benefit the shares registered in the name of CDS & Co. are held.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their shares are voted at the Meeting. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically provides a scannable voting request form or applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the voting request forms or proxy forms to Broadridge. Often Beneficial Shareholders are alternatively provided with a toll-free telephone number to vote their shares or website address where shares can be voted. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Shareholder receiving a voting instruction request or a proxy with a Broadridge sticker on it cannot use that instruction request or proxy to vote shares directly at the

PERPETUAL ENERGY INC.	MANAGEMENT INFORMATION CIRCULAR	Page 48

Meeting as the proxy must be returned as directed by Broadridge well in advance of the Meeting in order to have the shares voted. Accordingly, it is strongly suggested that Beneficial Shareholders return their completed instructions or proxies as directed by Broadridge well in advance of the Meeting.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting shares registered in the name of his or her broker (or agent of the broker), a Beneficial Shareholder may attend at the Meeting as proxyholder for the registered shareholder and vote shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their shares as proxyholder for the registered shareholder should enter their own names in the blank space on the form of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Notice and Access

The Notice and Access Provisions are a mechanism which allows reporting issuers other than investment funds to choose to deliver proxy-related materials to registered holders and beneficial owners of securities by posting such materials on a non-SEDAR website (usually the reporting issuer’s website and sometimes the transfer agent’s website) rather than delivering such materials by mail. The Notice and Access Provisions can be used to deliver materials for both special and general meetings. Reporting issuers may still choose to continue to deliver such materials by mail, and beneficial owners will be entitled to request delivery of a paper copy of the information circular at the reporting issuer’s expense. The use of the Notice and Access Provisions reduces paper waste and mailing costs to the issuer.

Perpetual will be delivering proxy-related materials to non-objecting beneficial owners directly with the assistance of Broadridge. Perpetual does not intend to pay for delivery of materials to objecting beneficial holders (“OBO”). As a result OBOs will not receive the materials unless the OBO’s Intermediary assumes the cost of delivery.

Beneficial Shareholders may request paper copies of the meeting materials be sent to them by postal delivery at no cost. Requests for meeting material may be made up to one year from the date the Information Circular was filed on SEDAR, online at www.ProxyVote.com or by telephone at 1-877-907-7643 and entering the 16-digit control number located on the voting instruction form and following the instructions provided. If you are a Registered Holder and you do not have a 16-digit control number, please call toll-free at 1-855-887-2243 to receive a paper copy of the Information Circular. Requests should be received at least 5 business days in advance of the proxy deposit date and time set out in the accompanying proxy or voting instruction form in order to receive the meeting materials in advance of such date and the meeting date.

Voting Securities and Principal Holders Thereof

As at February 12, 2016, 1,047,655,726 Shares were issued and outstanding, each such Share carrying the right to one vote on a ballot at the Meeting. A quorum for the transaction of business at the Meeting will be present if there are not less than two persons present at the Meeting holding or representing by proxy not less than five percent (5%) of the Shares entitled to be voted at the Meeting.

To the best of the knowledge of the directors and executive officers of Perpetual, there is no person or corporation which beneficially owns or controls or directs, directly or indirectly, Shares carrying more than ten percent (10%) of the voting rights attached to the issued and outstanding Shares of the Corporation which may be voted on at the Meeting, except as set forth in the table below.

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Name	Number of Shares	Percent of Class

Clayton H. Riddell	467,205,543	44.6%

As of February 12, 2016, the directors and officers of Perpetual and their associates, as a group, beneficially own, directly or indirectly, or exercise control or direction over, an aggregate of approximately 512,826,452 Shares, representing approximately 48.95% of the outstanding Shares.

Shareholder Resolutions

The Board has acted in accordance with all past shareholder resolutions.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Management of the Corporation is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or nominee for director, or executive officer of the Corporation or anyone who has held office as such since the beginning of the Corporation’s last financial year or of any associate or affiliate of any of the foregoing in any matter to be acted on at the Meeting other than the election of directors.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

To the knowledge of the directors and executive officers of the Corporation, as of the Record Date there is no indebtedness of any director, executive officer, employee or former executive officer of the Corporation or any of its subsidiaries or any associate of any such director, officer or proposed nominee to the Corporation or any subsidiary of the Corporation or to any other entity which is, or at any time since the beginning of the most recently completed financial year has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or any subsidiary of the Corporation.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

There were no material interests, direct or indirect, of any informed persons (as defined in National Instrument 51-102) of the Corporation, any proposed director of the Corporation, or any associate or affiliate of any informed person or proposed director, in any transaction since the commencement of the most recently completed financial year of the Corporation or in any proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is available on SEDAR at www.sedar.com. Financial information of the Corporation is provided in the Corporation’s comparative annual financial statements and management’s discussion and analysis for the most recently completed year. Copies of the Corporation’s financial statements and management’s discussion and analysis are available upon request from Perpetual at Suite 3200, 605 – 5th Avenue S.W., Calgary, Alberta, T2P 3H5, Attention: Vice President, Finance and Chief Financial Officer, telephone (403) 269-4400.

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APPENDIX “A”

AMENDED AND RESTATED GENERAL BY-LAW

BY-LAW NO. 1

A BY-LAW RELATING GENERALLY TO THE CONDUCT OF THE AFFAIRS OF

PERPETUAL ENERGY INC.

(hereinafter called the “Corporation”)

IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

DIVISION ONE

INTERPRETATION

1.01	Definitions

In the by-laws of the Corporation, unless the context otherwise specifies or requires:

a.

“Act” means the Business Corporations Act of Alberta, as from time to time amended and every statute that may be substituted therefore and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefore in the new statute or statutes;

b.	“appoint” includes “elect” and vice versa;

c.	“articles” means the articles of incorporation or continuance of the Corporation, as from time to time amended or restated;

d.	“board” means the board of directors of the Corporation;

e.	“business day” means a day which is not a non-business day;

f.	“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

g.	“meeting of shareholders” includes an annual and a special meeting of shareholders;

h.	“Nominating Shareholder” has the meaning set forth in section 4.03;

i.	“non-business day” means Saturday, Sunday and any other day that is a holiday as from time to time defined in The Interpretation Act of Alberta;

j.	“Notice Date” has the meaning set forth in section 4.03;

k.

“Regulations” means the regulations under the Act as published or from time to time amended and every regulation that may be substituted therefore and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefore in the new regulations;

l.

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by virtue of section 3.01 of this by-law or by a resolution passed pursuant thereto; and

m.

“special meeting of shareholders” means a meeting of any particular class or classes of shareholders and a meeting of all shareholders entitled to vote at any annual meeting of shareholders at which special business is to be transacted.

Save as aforesaid, all terms which are contained in the by-laws of the Corporation and which are defined in the Act or the Regulations shall, unless the context otherwise specifies or requires, have the meanings given to such terms in the Act or the Regulations. Words importing the singular number include the plural and vice versa; the masculine shall include the feminine; and the word “person” shall include an individual, partnership, association, body corporate, body politic, trustee, executor, administrator and legal representative.

Headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

DIVISION TWO

BANKING AND SECURITIES

2.01	Banking Arrangements

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefore, shall be transacted with such banks, trust companies or other bodies corporate or organizations or any other persons as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of power as the board may from time to time prescribe or authorize.

2.02	Voting Rights in Other Bodies Corporate

The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of such voting certificates or evidence of the right to exercise such voting rights. In addition, the board, or failing the board, the signing officers of the Corporation, may direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

DIVISION THREE

EXECUTION OF INSTRUMENTS

3.01	Authorized Signing Officers

Unless otherwise authorized by the board, deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two of the president, chairman of the board, managing director, any vice-president, any director, secretary, treasurer, any assistant secretary or any assistant treasurer or any other officer created by by-law or by the board. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same, but no instrument is invalid merely because the corporate seal is not affixed thereto.

3.02	Cheques, Drafts and Notes

All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or person or persons, whether or not officers of the Corporation, and in such manner as the board may from time to time designate by resolution.

DIVISION FOUR

DIRECTORS

4.01	Number

The board shall consist of such number of directors as is fixed by the articles, or where the articles specify a variable number, shall consist of such number of directors as is not less than the minimum nor more than the maximum number of directors provided in the articles and as shall be fixed from time to time by resolution of the directors.

4.02	Election and Term

Subject to the articles or a unanimous shareholder agreement, the election of directors shall take place at each annual meeting of shareholders and all of the directors then in office, unless elected for a longer period of time (not to exceed the close of the third (3rd) annual meeting of shareholders following election), shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall, subject to the articles or a unanimous shareholder agreement, be the number of directors then in office, or the number of directors whose terms of office expire at the meeting, as the case may be, except that, if cumulative voting is not required by the articles and the articles otherwise permit, the shareholders may resolve to elect some other number of directors. Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected. If the articles provide for cumulative voting, each director elected by shareholders (but not directors elected or appointed by creditors or employees) ceases to hold office at the annual meeting and each shareholder entitled to vote at an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by him multiplied by the number of directors he is entitled to vote for, and he may cast all such votes in favour of one candidate or distribute them among the candidates in any manner. If he has voted for more than one candidate without specifying the distribution among such candidate, he shall be deemed to have divided his votes equally among the candidates for whom he voted.

4.03	Advance Notice of Nominations of Directors

a.

Nomination Procedures. Subject only to the Act, Applicable Securities Laws and the articles of the Corporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if the election of directors is a matter specified in the notice of meeting,

i.	by or at the direction of the board, including pursuant to a notice of meeting;

ii.

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of the shareholders made in accordance with the provisions of the Act; or

iii.

by any person (a “Nominating Shareholder”) who (A) at the close of business on the date of the giving of the notice provided for in this section 4.03 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Corporation, and (B) complies with the notice procedures set forth below in this section 4.03.

b.

Timely notice. In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation in accordance with this section 4.03.

c.	Manner of timely notice. To be timely, a Nominating Shareholder’s notice must be given:

i.

in the case of an annual meeting (including an annual and special meeting) of shareholders, not less than 30 nor more than 65 days prior to the date of the meeting; provided, however, that in the event that the meeting is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and

ii.

in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the meeting was made.

In no event shall any adjournment, postponement, or reconvening of a meeting, or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

d.	Proper form of notice. To be in proper written form, a Nominating Shareholder’s notice must set forth:

i.

as to each person whom the Nominating Shareholder proposes to nominate for election as a director, (A) the name, age, province or state, and country of residence of the person, (B) the principal occupation, business or employment of the person, both present and within the five years preceding the notice, (C) whether the person is a resident Canadian within the meaning of the Act, (D) the number of securities of each class of voting securities of the Corporation or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by such person, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, and (E) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act or any Applicable Securities Laws; and

ii.

as to the Nominating Shareholder, (A) the number of securities of each class of voting securities of the Corporation or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by such person or any joint actors, as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (B) full particulars regarding any proxy, contract, arrangement, agreement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote or to direct or to control the voting of any shares of the Corporation and (C) any other information relating to such Nominating Shareholder that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act or any Applicable Securities Laws.

References to “Nominating Shareholder” in this section 4.03(d) shall be deemed to refer to each shareholder that nominates a person for election as director in the case of a nomination proposal where more than one shareholder is involved in making such nomination proposal.

e.

Other Information. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that would reasonably be expected to be material to a reasonable shareholder’s understanding of the independence and/or qualifications, or lack thereof, of such proposed nominee.

f.

Notice to be updated. In addition, to be considered timely and in proper written form, a Nominating Shareholder’s notice shall be promptly updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.

g.

Power of the chair. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

h.

Delivery of notice. Notwithstanding any other provision of this by-law, notice given to the secretary of the Corporation pursuant to this section 4.03 may only be given by personal delivery, facsimile transmission or by email (provided that the secretary of the Corporation has stipulated an email address for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of the confirmation of such transmission has been received) to the secretary of the Corporation at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Calgary time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

i.

Increase in number of directors to be elected. Notwithstanding any provisions in this section 4.03 to the contrary, in the event that the number of directors to be elected at a meeting is increased effective after the time period for which the Nominating Shareholder’s notice would otherwise be due under this section, a notice with respect to nominees for the additional directorships required by this section shall be considered timely if it shall be given not later than the close of business on the tenth (10th) day following the day on which the first public announcement of such increase was made by the Corporation.

j.	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this section 4.03.

k.	Definitions. For purposes of this section 4.03,

i.

“Affiliate”, when used to indicate a relationship with a specific person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person;

ii.

“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the written rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each province and territory of Canada;

iii.

“Associate”, when used to indicate a relationship with a specified person, shall mean (i) any body corporate or trust of which such person beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such body corporate or trust for the time being outstanding, (ii) any partner of that person, (iii) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, (iv) a spouse of such specified person, (v) any person of either sex with whom such specified person is living in conjugal relationship outside marriage or (vi) any relative of such specified person or of a person mentioned in clauses (iv) or (v) of this definition if that relative has the same residence as the specified person;

iv.

“beneficially owns” or “beneficially owned” means, in connection with the ownership of shares in the capital of the Corporation by a person, (i) any such shares as to which such person or any of such person’s Affiliates or Associates owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to any securities, or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (ii) any such shares as to which such person or any of such person’s Affiliates or Associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (iii) any such shares which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person’s Affiliates or Associates is a Receiving Party; provided, however that the number of shares that a person beneficially owns pursuant to this clause (iii) in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities owned beneficially by each Counterparty

(including their respective Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause be deemed to include all securities that are owned beneficially, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate; and (iv) any such shares which are owned beneficially within the meaning of this definition by any other person with whom such person is acting jointly or in concert with respect to the Corporation or any of its securities;

v.	“close of business” means 5:00 p.m. (Calgary time) on a business day in Alberta, Canada;

vi.

“Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of shares in the capital of the Corporation or securities convertible into such shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Securities”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares in the capital of the Corporation or securities convertible into such shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts; and

vii.

“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com.

4.04	Removal of Directors

Subject to the Act and the articles, the shareholders may by ordinary resolution passed at a special meeting remove any director from office, except a director elected by employees or creditors pursuant to the articles or a unanimous shareholder agreement, and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board. However, if the articles provide for cumulative voting, no director shall be removed pursuant to this section where the votes cast against the resolution for his removal would, if cumulatively voted at an election of the full board, be sufficient to elect one or more directors.

4.05	Consent

A person who is elected or appointed a director is not a director unless:

a.	he was present at the meeting when he was elected or appointed and did not refuse to act as a director, or

b.	if he was not present at the meeting when he was elected or appointed:

i.	he consented in writing to act as a director before his election or appointment or within ten (10) days after it, or

ii.	he has acted as a director pursuant to the election or appointment.

4.06	Vacation of Office

A director of the Corporation ceases to hold office when:

a.	he dies or resigns;

b.	he is removed in accordance with section 109 of the Act; or

c.	he becomes disqualified under subsection 105(1) of the Act.

4.07	Committee of Directors

The directors may appoint from among their number a managing director, who must be a resident Canadian, or a committee of directors, however designated, of which at least one-quarter of the members must be resident Canadians, and subject to section 115 of the Act may delegate to the managing director or such committee any of the powers of the directors. A committee may be comprised of one director.

4.08	Transaction of Business of Committee

Subject to the provisions of this by-law with respect to participation in a meeting, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all of the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Alberta and may be called by any one member of the committee giving notice in accordance with the by-laws governing the calling of meetings of the board.

4.09	Procedure

Unless otherwise determined herein or by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

4.10	Remuneration and Expenses

Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.11	Vacancies

Subject to the Act, a quorum of the board may fill a vacancy among the directors, except a vacancy resulting from an increase in the number or minimum number of directors or from a failure to elect the number or minimum number of directors required by the articles. If there is not a quorum of directors, or if there has been a failure to elect the number or minimum number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

4.12	Action by the Board

Subject to any unanimous shareholder agreement, the board shall manage or supervise the management of the business and affairs of the Corporation. Notwithstanding a vacancy among the directors, a quorum of directors may exercise all the powers of the directors. If the Corporation has only one director, that director may constitute a meeting.

DIVISION FIVE

MEETING OF DIRECTORS

5.01	Place of Meeting

Meetings of the board may be held at any place within or outside Alberta.

5.02	Notice of Meeting

Unless the board has made regulations otherwise, meetings of the board may be summoned on twenty-four (24) hours’ notice, given verbally or in writing, and whether by means of telephone or telegraph, electronic means in accordance with the provisions of the Electronic Transactions Act, or any other means of communication. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including any proposal to:

a.	submit to the shareholders any question or matter requiring approval of the shareholders;

b.	fill a vacancy among the directors or in the office of auditor;

c.	appoint additional directors;

d.	issue securities, except in the manner and on the terms authorized by the board;

e.	declare dividends;

f.	purchase, redeem or otherwise acquire shares issued by the Corporation, except in the manner and on the terms authorized by the board;

g.	pay a commission for the sale of shares;

h.	approve a management proxy circular;

i.	approve any financial statements to be placed before the shareholders at an annual meeting; or

j.	adopt, amend or repeal by-laws.

Provided, however, that a director may in any manner, and either before or after the meeting, waive notice of a meeting and attendance of a director at a meeting of the board shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

For the first meeting of the board to be held immediately following an election of directors no notice of such meeting shall be necessary, and for a meeting of the board at which a director is to be appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided, in each case, that a quorum of the directors is present.

5.03	Adjourned Meeting

Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

5.04	Calling of the Meetings

Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board, the managing director, the president or any two directors may determine. Should more than one of the above-named call a meeting at or for substantially the same time, there shall be only one meeting held and such meeting shall occur at the time and place determined by, in order of priority, the board, any two directors, the chairman, or the president.

5.05	Regular Meetings

The board may, from time to time, appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, and forthwith to each director subsequently elected or appointed, but no other notice shall be required for any such regular meeting except where the Act or this by-law requires the purpose thereof or the business to be transacted thereat to be specified.

5.06	Chairman

The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director or president. If no such officer is present, the directors present shall choose one of their number to be chairman.

5.07	Quorum

Subject to the following section 5.08, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors holding office or such greater number of directors as the board may from time to time determine.

5.08	One-Quarter Canadian Representation at Meetings

Directors shall not transact business at a meeting of directors unless at least one-quarter of the directors present are resident Canadians. Notwithstanding the foregoing, directors may transact business at a meeting of directors when less than one-quarter of the directors present are resident Canadians if:

a.	a resident Canadian director who is unable to be present approves in writing or by electronic means, telephone or other communications facilities the business transacted at the meeting; and

b.

the number of resident Canadian directors present at the meeting, together with any resident Canadian director who gives his approval under clause (a), totals at least one-quarter of the directors present at the meeting.

5.09	Voting

Questions arising at any meeting of the board shall be decided by a majority of votes, and in the event of any equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

5.10	Participation in Meeting

A director may participate in a meeting of the board or a committee of the board by electronic means, telephone, or other communication facilities as permit all persons participating in the meeting to hear or otherwise communicate with each other, and a director participating in such meeting by such means is deemed to be present at the meeting.

5.11	Resolution in Lieu of Meeting

Notwithstanding any of the foregoing provisions of this by-law, a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board or a committee of directors is as valid as if it had been passed at a meeting of the board or committee of directors, as the case may be. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed and may be signed in counterpart.

5.12	Amendments to the Act

It is hereby affirmed that the intention of sections 4.07, 5.08 and 7.03, as they relate to Canadian representation, is to comply with the minimum requirements of the Act and in the event that such minimum requirements shall be amended, deleted or replaced such that no, or lesser, requirements with respect to Canadian representation are then in force, such sections shall be deemed to be correspondingly amended, deleted or replaced without any further act of the directors or shareholders of the Corporation.

DIVISION SIX

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.01	Conflict of Interest

A director or officer shall not be disqualified from his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or material transaction or proposed material contract or proposed material transaction with the Corporation or a subsidiary thereof. Such a director or officer shall, however, disclose the nature and extent of his interest in the contract or transaction or proposed contract or transaction at the time and in the manner provided by the Act. Subject to the provisions of the Act, a director or officer shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director’s interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, if necessary, and it was fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction.

Even if the above conditions are not met, a director or officer acting honestly and in good faith shall not be accountable to the Corporation or to its shareholders for any profit realized from a material contract or material transaction for which disclosure is required by the Act, and such contract or transaction shall not be void or voidable by reason only of the director or officer’s interest therein, provided that the material contract or material transaction was approved or confirmed by special resolution at a meeting of the shareholders, disclosure of the interest was made to the shareholders in a manner sufficient to indicate its nature before such contract or transaction was approved or confirmed, and such contract or transaction was reasonable and fair to the Corporation at the time it was approved or confirmed.

6.02	Limitation of Liability

Every director and officer of the Corporation, in exercising his powers and discharging his duties, shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer, for the time being of the Corporation, shall be liable for the acts, neglects or defaults of any other director or officer or employee or for joining in any act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting for any dealings with any moneys, securities or other assets belonging to the Corporation or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the Regulations thereunder or from liability for any breach thereof. The directors, for the time being of the Corporation, shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board.

No act or proceeding of any director or officer or the board shall be deemed invalid or ineffective by reason of the subsequent ascertainment of any irregularity in regard to such act or proceeding or the election, appointment or qualification of such director or officer or board.

6.03	Indemnity

Subject to section 124 of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if:

a.	he acted honestly and in good faith with a view to the best interests of the Corporation; and

b.	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing herein contained shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this section 6.03.

6.04	Insurance

The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6.03 against any liability incurred by him:

a.

in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; or

b.

in his capacity as a director or officer of the another body corporate where he acts or acted in that capacity at the Corporation’s request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

DIVISION SEVEN

OFFICERS

7.01	Election or Appointment

Subject to any unanimous shareholder agreement, the board may, from time to time, appoint a chairman of the board, a president, one or more vice-presidents, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Except for a managing director and a chairman of the board who must be directors, an officer may, but need not be, a director and one person may hold more than one office.

7.02	Chairman of the Board

The chairman of the board shall, when present, preside at all meetings of the board, committees of directors and at all meetings of shareholders.

If no managing director is appointed, the board may assign to the chairman of the board any of the powers and duties that, by any provision of this by-law, are assigned to the managing director; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

7.03	Managing Director

The managing director, if any, shall be a resident Canadian and shall have, subject to the authority of the board, general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify.

7.04	President

The president shall, subject to the authority of the board and the managing director, if any, have such powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office; provided, however, that unless he is a director he shall not preside as chairman at any meeting of the board or of a committee of directors.

7.05	Vice-President

During the absence or disability of the president, his duties shall be performed and his powers exercised by the vice-president or, if there is more than one, by the vice-president designated from time to time by the board or the president; provided, however, that a vice-president who is not a director shall not preside as chairman at any meeting of the board or of a committee of directors. A vice-president shall have such other powers and duties as the board or the president may prescribe.

7.06	Secretary

The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of directors and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chief executive officer, if any, may specify.

7.07	Treasurer

The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions and he shall have such other powers and duties as the board or chief executive officer, if any, or the president may specify.

7.08	General Manager or Manager

If elected or appointed, the general manager shall have, subject to the authority of the board, the managing director, if any, the chief executive officer, if any, and the president, full power to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be transacted or performed by the board and/or by the shareholders) and to employ and discharge agents and employees of the Corporation and may delegate to him or them any lesser authority. A general manager or manager shall conform to all lawful orders given to him by the board and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a general manager or manager shall be subject to discharge by the board.

7.09	Powers and Duties of Other Officers

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board, the managing director, if any, or the chief executive officer, if any, or the president may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer, if any, or the president otherwise directs.

7.10	Variation of Powers and Duties

The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

7.11	Vacancies

If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the board, by resolution, may appoint a person to fill such vacancy.

7.12	Remuneration and Removal

The remuneration of all officers appointed by the board shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers shall be subject to removal by resolution of the board at any time, with or without cause, notwithstanding any agreement to the contrary, provided however that this right of removal shall not limit in any way such officer’s right to damages by virtue of such agreement or any other rights resulting from such removal in law or equity.

7.13	Agents and Attorneys

The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as may be thought fit.

7.14	Conflict of Interest

An officer shall disclose his interest in any material contract or material transaction or proposed material contract or proposed material transaction with the Corporation in accordance with section 6.01.

7.15	Fidelity Bonds

The board may require such officers, employees and agent of the Corporation, as the board deems advisable, to furnish bonds for the faithful discharge of their powers and duties, in such forms and with such surety as the board may from time to time determine.

DIVISION EIGHT

SHAREHOLDERS’ MEETINGS

8.01	Annual Meetings

Subject to the Act, the annual meeting of shareholders shall be held at such time and on such day in each year and at such place or places as the board, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors if required by the Act or the articles, and for the transaction of such other business as may properly be brought before the meeting.

8.02	Special Meetings

The board shall have the power to call a special meeting of shareholders at any time.

8.03	Place of Meetings

Meetings of shareholders shall be held as provided for in the articles, or failing any reference in the articles, at such place in Alberta as the board may determine. Subject to the Act, if the directors or the shareholders of the Corporation call a meeting of shareholders, the directors or the shareholders, as the case may be, may determine that the meeting shall be held entirely by electronic means, telephone or other communication facility that permits all participants to communicate adequately with each other during the meeting.

8.04	Record Date for Notice

The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than fifty (50) days and not less than twenty-one (21) days, as a record date for the determination of shareholders entitled to notice of or to vote at the meeting. If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of or to vote at the meeting shall be the close of business on the date immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

8.05	Notice of Meeting

Notice of the time and place of each meeting of shareholders shall be sent not less than twenty-one (21) days and not more than fifty (50) days before the meeting to each shareholder entitled to vote at the meeting, each director and the auditor of the Corporation. Such notice may be sent by electronic means in accordance with the Electronic Transactions Act, or by mail addressed to, or may be delivered personally to, the shareholder, at his latest address as shown in the records of the Corporation or its transfer agent, to the director, at his latest address as shown in the records of the Corporation or in the last notice filed pursuant to section 106 or 113 of the Act, or to the auditor, at his most recent address as shown in the records of the Corporation. A notice of meeting of shareholders sent by mail to a shareholder, director or auditor in accordance with the above is deemed to be served on the day on which it was deposited in the mail. A notice of a meeting is not required to be sent to shareholders who are not registered on the records of the Corporation or its transfer agent on the record date as determined according to section 8.04 hereof. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A special meeting and an annual meeting may be convened by one and the same notice and it shall not be an objection to the notice that it only convenes the second meeting contingently on any resolution being passed by the requisite majority at the first meeting.

8.06	Right to Vote

Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in section 8.07 hereof, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except to the extent that such person has transferred any of his shares after the record date set pursuant to section 8.04 hereof, or, if no record date is fixed, after the date on which the list referred to in section 8.07 is prepared, and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than ten (10) days before the meeting that his name be included to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the close of business on the record date, or if no record date is set, at the close of business on the date preceding the date notice is sent, is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

8.07	List of Shareholders Entitled to Notice

The Corporation shall prepare a list of shareholders entitled to receive notice of a meeting, arranged in alphabetical order, and showing the number of shares held by each shareholder in accordance with section 137 of the Act. If a record date for the meeting is fixed pursuant to section 8.04 hereof by the board, the shareholders listed shall be those registered at the close of business on the record date. If no record date is fixed by the board, the shareholders listed shall be those listed at the close of business on the last business day immediately preceding the day on which notice of a meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained and at the place where the meeting is held.

8.08	Meetings without Notice

A meeting of shareholders may be held without notice at any time and place permitted by the Act:

a.

if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

b.	if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.

At such meetings any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to a meeting being held at such place.

8.09	Waiver of Notice

A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

8.10	Chairman, Secretary and Scrutineers

The chairman of the board or, in his absence, the president, if such an officer has been elected or appointed and is present, or otherwise a vice-president who is a shareholder of the Corporation, shall be chairman of any meeting of shareholders. If no such officer is present within fifteen

(15) minutes from the time fixed for holding the meeting, or declines to be chairman of the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

8.11	Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

8.12	Quorum

A quorum at any meeting of shareholders (unless a greater number of persons are required to be present or a greater number of shares are required to be represented by the Act or by the articles or by any other by-law) shall be persons present not being less than two (2) in number and holding or representing not less than twenty five (25%) per cent of the shares entitled to be voted at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of the meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

8.13	Participation in Meeting

A shareholder or any other person entitled to attend a meeting may participate in a meeting of shareholders by electronic means, telephone or other communication facilities as permit all persons participating in the meeting to hear or otherwise communicate with each other, and a person participating in such a meeting by such means is deemed to be present at the meeting. Subject to the Act, any person participating in a meeting pursuant to this section and entitled to vote at the meeting may vote by electronic means, telephone or other communication facility that the Corporation has made available for that purpose.

8.14	Proxyholders and Representatives

Votes at meetings of the shareholders may be given either personally or by proxy; or, in the case of a shareholder, who is a body corporate or association, by an individual authorized by a resolution of the board or governing body of the body corporate or association to represent it at a meeting of shareholders of the Corporation, upon producing a certified copy of such resolution or otherwise establishing his authority to vote to the satisfaction of the secretary or the chairman.

A proxy shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and is valid only at the meeting in respect of which it is given or any adjournment of that meeting. A person appointed by proxy need not be a shareholder.

8.15	Time for Deposit of Proxies

The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

8.16	Joint Shareholders

If two or more persons hold shares jointly, any one of them present in person or duly represented at a meeting of shareholder may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

8.17	Votes to Govern

Except as otherwise required by the Act, all questions proposed for the consideration of shareholders at a meeting of shareholders shall be determined by a majority of the votes cast. In the event of an equality of votes at any meeting of shareholders, the chairman shall not be entitled to a second or casting vote.

8.18	Conduct of Vote

Subject to the Act, voting at a meeting of shareholders shall be by a show of hands, unless a ballot is required or demanded as hereinafter provided, and may be held, subject to the Act, entirely by electronic means, telephone or other communication facility, if the corporation makes such a communication facility available. Every person who is present or otherwise participating in the meeting pursuant to section 8.13 hereof and entitled to vote shall have one vote. Whenever a vote shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or defeated and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of shareholders upon the said question.

8.19	Ballots

On any question proposed for consideration at a meeting of shareholders, a shareholder, proxyholder or other person entitled to vote may demand and the chairman may require that a ballot be taken either before or upon the declaration of the result of any vote. If a ballot is demanded on the election of a chairman or on the question of an adjournment it shall be taken forthwith without an adjournment. A ballot demanded or required on any other question shall be taken in such manner as the chairman shall direct. A demand or requirement for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares that he is entitled to vote at the meeting upon the question, to the number of votes as provided for by the articles or, in the absence of such provision in the articles, to one vote for each share he is entitled to vote. The result of the ballot so taken shall be the decision of the shareholders upon the question. The demand or requirement for a ballot shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the ballot has been demanded or required.

8.20	Adjournment

The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given in the same manner as notice for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety (90) day, subsection 149(1) of the Act does not apply.

8.21	Resolution in Lieu of a Meeting

A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and a resolution in writing dealing with all matters required to be dealt with at a meeting of shareholders and signed by all the shareholders entitled to vote at such meeting, satisfies all the requirements of the Act relating to meetings of shareholders. A copy of every such resolution in writing shall be kept with minutes of the meetings of shareholders. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed and may be signed in counterpart.

8.22	Only One Shareholder

Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.

DIVISION NINE

SHARES

9.01	Non-Recognition of Trusts

Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

9.02	Certificates

The shareholder is entitled at his option to a share certificate that complies with the Act or a non-transferable written acknowledgement of his right to obtain a share certificate from the Corporation in respect of the securities of the Corporation held by him. Share certificates and acknowledgements of a shareholder’s right to a share certificate, respectively, shall be in such form as described by the Act and as the board shall from time to time approve. A share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced on it.

9.03	Replacement of Share Certificates

The board or any officer or agent designated by the board may in its or his discretion direct the issuance of a new share certificate or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.04	Joint Holders

The Corporation is not required to issue more than one share certificate in respect of a share held jointly by several persons, and delivery of a certificate to one of several joint holders is sufficient delivery to all. Any one of such holders may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such certificate.

DIVISION TEN

TRANSFER OF SECURITIES

10.01	Registration of Transfer

If a share in registered form is presented for registration of transfer, the Corporation shall register the transfer if:

a.	the share is endorsed by an appropriate person, as defined in the Securities Transfer Act (Alberta);

b.	reasonable assurance is given that the endorsement is genuine and effective;

c.	the Corporation has no duty to enquire into adverse claims or has discharged any such duty;

d.	any applicable law relating to the collection of taxes has been complied with;

e.	the transfer is rightful or is to a bona fide purchaser; and

f.	the transfer fee, if any, has been paid.

10.02	Transfer Agents and Registrar

The board may from time to time by resolution appoint or remove one or more trust companies registered under the Trust Companies Act as its agent or agents to maintain a central securities register or registers, and an agent or agents to maintain a branch securities register or registers. Agents so appointed may be designated as transfer agent or registrar according to their functions, and a person may be appointed and designated with functions as both registrar and transfer or branch transfer agent. Registration of the issuance or transfer of a security in the central securities register or in a branch securities register is complete and valid registration for all purposes.

10.03	Securities Registers

A central securities register of the Corporation shall be kept at its registered office or at any other place in Alberta designated by the board to record the shares and other securities issued by the Corporation in registered form, showing with respect to each class or series of shares and other securities:

a.	the names, alphabetically arranged, and the latest known address of each person who is or has been a holder;

b.	the number of shares or other securities held by each holder; and

c.	the date and particulars of the issuance and transfer of each share or other security.

A branch securities register or registers may be kept either in or outside Alberta at such place or places as the board may determine. A branch securities register shall only contain particulars of securities issued or transferred at that branch. Particulars of each issue or transfer of a security registered in a branch securities register shall also be kept in the corresponding central securities register.

10.04	Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

DIVISION ELEVEN

DIVIDENDS AND RIGHTS

11.01	Dividends

Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully-paid shares of the Corporation.

11.02	Dividend Cheques

A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and shall be mailed by prepaid ordinary mail to such registered holder at his address recorded in the Corporation’s securities register or registers or such address as such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

11.03	Non-Receipt of Cheques

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

11.04	Unclaimed Dividends

No dividend shall bear interest against the Corporation. Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

11.05	Record Date for Dividends and Rights

The board may fix in advance a date, preceding by not more than fifty (50) days the date for the payment of any dividend, as a record date for the determination of the persons entitled to receive payment of such dividend, provided that, unless waived as provided for in the Act, notice of any such record date is given, not less than seven (7) days before such record date, by newspaper advertisement in the manner provided in the Act and by written notice to each stock exchange in Canada, if any, on which the Corporation’s shares are listed for trading. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend shall be at the close of business on the day on which the resolution relating to such dividend is passed by the board.

DIVISION TWELVE

INFORMATION AVAILABLE TO SHAREHOLDERS

12.01	Confidential Information

Except as provided by the Act, no shareholders shall be entitled to obtain information respecting any details or conduct of the Corporation’s business which, in the opinion of the directors, it would be inexpedient in the interests of the Corporation to communicate to the public.

12.02	Conditions of Access to Information

The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholders shall have any right to inspect any document or book or register or account record of the Corporation except as conferred by statute or authorized by the board or by a resolution of the shareholders.

12.03	Registered Office and Separate Records Office

The registered office of the Corporation shall be at a place within Alberta and at such location therein as the board may from time to time determine. The records office will be at the registered office or at such location, if any, within Alberta, as the board may from time to time determine.

DIVISION THIRTEEN

NOTICES

13.01	Method of Giving Notices

A notice or document required by the Act, the Regulations, the articles or the by-laws to be sent to a shareholders or director of the Corporation may be sent by electronic means in accordance with the provisions of the Electronic Transactions Act, or by prepaid mail addressed to, or may be delivered personally to:

a.	the shareholder at his latest address as shown in the records of the Corporation or its transfer agent; and

b.	the director at his latest address as shown in the records of the Corporation or in the last notice filed under section 106 or 113.

A notice or document sent by mail in accordance with the foregoing to a shareholder or director of the Corporation is deemed to be received by him at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholders or director did not receive the notice or document at the time or at all.

13.02	Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

13.03	Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholders from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

13.04	Non-Receipt of Notices

If a notice or document is sent to a shareholder in accordance with section 13.01 and the notice or document is returned on two (2) consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notice or documents to the shareholder until the shareholder informs the Corporation in writing of his new address; provided always, that in the event of the return of a notice of a shareholders meeting mailed to a shareholder in accordance with section 13.01 the notice shall be deemed to be received by the shareholder on the date deposited in the mail notwithstanding its return.

13.05	Omissions and Errors

Subject to the Act, the accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

13.06	Signature on Notices

Unless otherwise specifically provided, the signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

13.07	Waiver of Notice

If a notice or document is required by the Act or the Regulations, the articles, the by-laws or otherwise to be sent, the sending of the notice or document may be waived or the time for the notice or document may be waived or abridged at any time with the consent in writing of the person entitled to receive it. The consent of a person entitled to waive the requirement for the sending of a notice or document or to waive or abridge the time for the notice or the document may be sent by electronic means in accordance with the provisions of the Electronic Transactions Act.

DIVISION FOURTEEN

MISCELLANEOUS

14.01	Directors to Require Surrender of Share Certificates

The directors in office when a Certificate of Continuance is issued under the Act are hereby authorized to require the shareholders of the Corporation to surrender their share certificate(s), or such of their share certificates as the directors may determine, for the purpose of cancelling the share certificates and replacing them with new share certificates that comply with section 48 of the Act, in particular, replacing existing share certificate with share certificates that are not negotiable securities under the Act. The directors in office shall act by resolution under this section 14.01 and shall in their discretion decide the manner in which they shall require the surrender of existing share certificates and the time within which the shareholders must comply with the requirement and the form or forms of the share certificates to be issued in place of the existing share certificates. The directors may take such proceedings as they deem necessary to compel any shareholder to comply with a requirement to surrender his share certificate or certificates pursuant to this section. Notwithstanding any other provision of this by-law, but subject to the Act, the director may refuse to register the transfer of shares represented by a share certificate that has not been surrendered pursuant to a requirement under this section.

14.02	Financial Assistance to Shareholders, Employees and Others

The Corporation may give financial assistance by means of a loan, guarantee or otherwise to any person for any purpose in accordance with the provisions of the Act and the Regulations including, without limitation, the disclosure requirements specified therein.

14.03	Severability

The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

DIVISION FIFTEEN

EFFECTIVE DATE

15.01	Effective Date

This by-law shall come into force when made by the board in accordance with the Act.

15.02	Repeal

All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles (as defined in the Act) or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

MADE by the Board the             day of                     , A.D. 2016.

President and Chief Executive Officer

CONFIRMED by the Shareholders in accordance with the Business Corporations Act (Alberta), the             day of                     , A.D. 2016.

President and Chief Executive Officer

DIVISION SIX PROTECTION OF DIRECTORS, OFFICERS AND OTHERS		11

6.01	Conflict of Interest	11

6.02	Limitation of Liability	12

6.03	Indemnity	12

6.04	Insurance	13

DIVISION SEVEN OFFICERS		13

7.01	Election or Appointment	13

7.02	Chairman of the Board	13

7.03	Managing Director	13

7.04	President	14

7.05	Vice-President	14

7.06	Secretary	14

7.07	Treasurer	14

7.08	General Manager or Manager	14

7.09	Powers and Duties of Other Officers	14

7.10	Variation of Powers and Duties	15

7.11	Vacancies	15

7.12	Remuneration and Removal	15

7.13	Agents and Attorneys	15

7.14	Conflict of Interest	15

7.15	Fidelity Bonds	15

DIVISION EIGHT SHAREHOLDERS’ MEETINGS		15

8.01	Annual Meetings	15

8.02	Special Meetings	16

8.03	Place of Meetings	16

8.04	Record Date for Notice	16

8.05	Notice of Meeting	16

8.06	Right to Vote	16

8.07	List of Shareholders Entitled to Notice	17

8.08	Meetings without Notice	17

8.09	Waiver of Notice	17

8.10	Chairman, Secretary and Scrutineers	17

8.11	Persons Entitled to be Present	18

8.12	Quorum	18

8.13	Participation in Meeting	18

8.14	Proxyholders and Representatives	18

8.15	Time for Deposit of Proxies	19

8.16	Joint Shareholders	19

8.17	Votes to Govern	19

8.18	Conduct of Vote	19

8.19	Ballots	19

8.20	Adjournment	20

8.21	Resolution in Lieu of a Meeting	20

8.22	Only One Shareholder	20

DIVISION NINE SHARES		20

9.01	Non-Recognition of Trusts	20

9.02	Certificates	20

9.03	Replacement of Share Certificates	21

9.04	Joint Holders	21

DIVISION TEN TRANSFER OF SECURITIES		21

10.01	Registration of Transfer	21

10.02	Transfer Agents and Registrar	21

10.03	Securities Registers	21

10.04	Deceased Shareholders	22

DIVISION ELEVEN DIVIDENDS AND RIGHTS		22

11.01	Dividends	22

11.02	Dividend Cheques	22

11.03	Non-Receipt of Cheques	22

11.04	Unclaimed Dividends	23

11.05	Record Date for Dividends and Rights	23

DIVISION TWELVE INFORMATION AVAILABLE TO SHAREHOLDERS		23

12.01	Confidential Information	23

12.02	Conditions of Access to Information	23

12.03	Registered Office and Separate Records Office	23

DIVISION THIRTEEN NOTICES		23

13.01	Method of Giving Notices	23

13.02	Notice to Joint Shareholders	24

13.03	Persons Entitled by Death or Operation of Law	24

13.04	Non-Receipt of Notices	24

13.05	Omissions and Errors	24

13.06	Signature on Notices	24

13.07	Waiver of Notice	25

DIVISION FOURTEEN MISCELLANEOUS		25

14.01	Directors to Require Surrender of Share Certificates	25

14.02	Financial Assistance to Shareholders, Employees and Others	25

14.03	Severability	25

DIVISION FIFTEEN EFFECTIVE DATE		25

15.01	Effective Date	25

15.02	Repeal	25